UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Shareholder:
We have enclosed with this letter the proxy statement for our 2026 Annual Meeting (the “Annual Meeting”) of shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”).
This year’s Annual Meeting will be held on Thursday, November 19, 2026, at 10:00 am Central Time via a live webcast, at www.cesonlineservices.com/cbrl26_vm. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/cbrl26_vm by 10:00 a.m., Central Time, on November 18, 2026.
At the Annual Meeting, you will have an opportunity to vote on the following proposals:
(1)
to elect nine directors;

(2)
to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

(3)
to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our 2027 fiscal year; and

(4)
to act upon a shareholder proposal, if properly presented at the meeting.

Further details regarding all four of these proposals are set forth in the accompanying notice to shareholders and proxy statement for the Annual Meeting, for which we have elected to provide access over the Internet under the SEC’s “notice and access” rules. We urge you to read these materials and the information related to these proposals carefully. In particular, we would call your attention to the Company’s response in opposition to the shareholder proposal regarding shareholder preapproval for uses of “blank check” preferred stock beginning on page 70 of the accompanying proxy statement. There, we lay out in detail our Board of Directors’ rationale for recommending a vote against the shareholder proposal, which the Board believes is unnecessary and has the potential to impair the prompt adoption of defensive measures, even when they may be critical to defending all shareholders’ interests, based on the Company’s own unique history with shareholder activism and the past feedback we have received from our shareholders.
Whether or not you expect to virtually attend the Annual Meeting, please vote and submit your proxy as soon as possible via the Internet, by phone, or, if you have requested to receive printed proxy materials, by mailing the proxy card enclosed with those materials. This will not prevent you from voting at the Annual Meeting, but will help to secure a quorum and avoid added solicitation costs. If you decide later to virtually attend the Annual Meeting, you may withdraw your proxy at any time and vote your shares at the Annual Meeting. We want your vote to be represented at the Annual Meeting.
Sincerely,
David Deno
President and Chief Executive Officer
October 6, 2026

305 Hartmann Drive
Lebanon, Tennessee 37087
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DATE OF MEETING:	November 19, 2026*
TIME OF MEETING:	10:00 a.m. Central Time*
PLACE OF MEETING:	Webcast at www.cesonlineservices.com/cbrl26_vm. There is no physical location for the Annual Meeting. You may only attend the Annual Meeting virtually.
ITEMS OF BUSINESS:	(1) to elect nine directors;
(2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;
(3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our 2027 fiscal year;
(4) to act upon a shareholder proposal, if properly presented at the meeting; and
(5) to conduct other business properly brought before the Annual Meeting.
WHO MAY VOTE/RECORD DATE:	You may vote if you were a shareholder at the close of business on September 28, 2026.
NOTICE AND ACCESS:	We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our shareholders instead of paper copies of our proxy statement and our 2026 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2026 Annual Report and proxy card.

*IMPORTANT NOTICE REGARDING PROCEDURES FOR THE
ANNUAL MEETING:
There is no physical location for the Annual Meeting, and shareholders may only attend the Annual
Meeting virtually via webcast at www.cesonlineservices.com/cbrl26_vm. Shareholders will be able to attend the Annual Meeting and vote during the meeting via a live audio webcast by visiting
www.cesonlineservices.com/cbrl26_vm and following the instructions below.

Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote as soon as possible. Promptly voting will help ensure that the greatest number of shareholders will be present whether virtually or by proxy. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing the proxy card enclosed with those materials. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.
If you virtually attend the Annual Meeting, you may revoke your proxy at the Annual Meeting and vote your shares virtually. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.
By Order of our Board of Directors,
Jennifer Lankford
Secretary
Lebanon, Tennessee
October 6, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING
TO BE HELD ON NOVEMBER 19, 2026:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting and Proxy Statement are available free of charge at: www.proxyvote.com or at www.viewourmaterial.com/CBRL

CRACKER BARREL OLD COUNTRY STORE, INC.
305 Hartmann Drive
Lebanon, Tennessee 37087
Telephone: (615) 444-5533
PROXY STATEMENT FOR 2026 ANNUAL MEETING OF SHAREHOLDERS

i

GENERAL INFORMATION
What is this document?
This document is the proxy statement of Cracker Barrel Old Country Store, Inc. that is being furnished to shareholders in connection with our Annual Meeting of Shareholders to be held on Thursday, November 19, 2026 (the “Annual Meeting”). If you requested a printed version of the proxy statement, a form of proxy card also is being furnished with this document.
We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (the “SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Cracker Barrel Old Country Store, Inc. throughout this proxy statement as “we,” “us,” the “Company” or “Cracker Barrel.” Unless clearly indicated otherwise, all references to a particular year or quarter in this proxy statement refer to our fiscal year or quarter. Our most recently completed fiscal year ended July 31, 2026. References in this document to a year (e.g., “2026”), unless the context clearly requires otherwise, mean a reference to our fiscal year that ended on the Friday closest to July 31 of that year.
Why am I receiving a proxy statement?
You are receiving this document because you were one of our shareholders at the close of business on September 28, 2026, the record date for the Annual Meeting. We are providing you this proxy statement and the form of proxy card to solicit your proxy (i.e., your permission) to vote your shares of Cracker Barrel stock upon certain matters at the Annual Meeting. We are required by law to convene an Annual Meeting of our shareholders at which directors are elected. United States federal securities laws require us to provide you this proxy statement and specify the information required to be contained in it.
What does it mean if I receive more than one proxy statement or proxy card?
If you receive multiple proxy statements or proxy cards, this may mean that you have more than one account with brokers or our transfer agent. Please vote ALL of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equiniti Trust Company (“Equiniti”). You can contact Equiniti by calling (800) 937-5449.
What information is available on the internet?
This proxy statement, our Annual Report on Form 10-K and other financial documents are available free of charge at the SEC’s website, www.sec.gov. Our proxy statement and annual report to shareholders are available at the website, www.CrackerBarrelShareholders.com.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, the Company will use the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company is sending a Notice to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.
How can I get electronic access to the proxy materials?
The Notice explains how to:
•
view the Company’s proxy materials for the Annual Meeting on the Internet; and

•
instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s website at http://investor.crackerbarrel.com.
Are you “householding” for shareholders sharing the same address?
Yes. The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other Cracker Barrel shareholder at your address an individual proxy voting card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Equiniti, toll free at (800) 937-5449, or write to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you receive multiple copies.
Who pays for the Company’s solicitation of proxies?
We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees of the Company may solicit proxies in person, by mail, by telephone, via the Internet, press releases or advertisements within the normal conduct of their duties. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies, but Okapi Partners LLC (“Okapi”), our proxy solicitor, will be paid a fee, estimated to be approximately $25,000, for rendering solicitation services.
Who may attend the virtual Annual Meeting?
The Annual Meeting is open to all of our shareholders who are shareholders of record as of September 28, 2026.
How can I attend the virtual Annual Meeting?
In order to attend, you (or your authorized representative) must register in advance at www.cesonlineservices.com/cbrl26_vm prior to the deadline of November 18, 2026 at 10:00 a.m. Central Time.
Registering to Attend the Annual Meeting — Shareholders of Record.   If you were a shareholder of record as of the close of business on the record date, you may register to attend the Annual Meeting by accessing www.cesonlineservices.com/cbrl26_vm. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Please verify that you have received the confirmation email in advance of the Annual Meeting, including the possibility that it may be in your spam or junk folder. Requests to register to participate in the Annual Meeting must be received no later than 10:00 a.m. Central Time on Wednesday, November 18, 2026.
If you do not have your proxy card, you may still register to attend the Annual Meeting by accessing www.cesonlineservices.com/cbrl26_vm, but you will need to provide proof of ownership of shares of our common stock as of the record date during the registration process. Such proof of ownership may include a copy of your proxy card received from the Company or a statement showing your ownership as of the record date.
Registering to Attend the Annual Meeting — Beneficial Owners.   If you were the beneficial owner of shares (that is, you held your shares in street name through an intermediary such as a broker, bank or other nominee) as of the record date, you may register to attend the Annual Meeting by accessing www.cesonlineservices.com/cbrl26_vm and providing evidence during the registration process that you beneficially owned shares of our common stock as of the record date, which may consist of a copy of the voting instruction form provided by your broker, bank or other nominee, an account statement or a letter or legal proxy from such broker, bank or other nominee.
After registering, you will receive a confirmation email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting.
Although the meeting webcast will begin at 10:00 a.m. Central Time on November 19, 2026, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to registered shareholders beginning at 9:30 a.m. Central Time on November 19, 2026, the day of the meeting.
What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
All shareholders who register to attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Shareholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chair from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed.
What documentation must I provide to vote online at the Annual Meeting?
Shareholders that pre-register for the Annual Meeting may also vote during the meeting by clicking on the “Shareholder Ballot” link that will be available on the meeting website during the Annual Meeting.
Shareholders of record may vote directly by simply accessing the virtual ballot available on the Annual Meeting website.
Beneficial owners of shares are encouraged to vote in advance of the Annual Meeting. If you intend to vote during the Annual Meeting, as a beneficial shareholder you must obtain a legal proxy from your brokerage firm or bank. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail. Follow the instructions provided by your brokerage firm or bank.
How do I submit a question at the Annual Meeting?
Meeting attendees may submit written comments or questions that they would like to be addressed during the Annual Meeting by emailing them to the Company at 2026annualmeeting@crackerbarrel.com by no later than November 5, 2026. We will not be entertaining comments or questions during the Annual Meeting itself. We have selected November 5, 2026 as the appropriate cutoff date for submissions of comments and questions to allow us to provide thoughtful answers and responses, but we will use reasonable efforts to accommodate questions that are submitted after this date if we can.
Questions and comments will be answered or addressed as the allotted meeting time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. In light of the number of business items on this year’s agenda and the need to conclude the Annual Meeting within a reasonable period of time, we cannot ensure that we will be able to respond to every question or comment that is submitted. We also reserve the right to exclude questions that relate to personal matters or are not relevant to meeting matters, as well as to edit profanity or other inappropriate language.
What is Cracker Barrel Old Country Store, Inc. and where is it located?
We are the owner and operator of the Cracker Barrel Old Country Store® restaurant and retail concept throughout the United States. Our corporate headquarters are located at 305 Hartmann Drive, Lebanon, Tennessee 37087. Our telephone number is (615) 444-5533.

Where is Cracker Barrel Old Country Store, Inc. common stock traded?
Our common stock is traded and quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CBRL.”
Who will count the votes cast at the Annual Meeting?
Our Board of Directors will appoint an independent inspector of election to serve at the Annual Meeting. The independent inspector of election for the Annual Meeting will determine the number of votes cast by holders of common stock for all matters. Final results will be announced when certified by the independent inspector of election, which we expect will occur within a few business days after the date of the Annual Meeting.
How can I find the voting results of the Annual Meeting?
We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Annual Meeting.
VOTING MATTERS
What am I voting on?
You will be voting on the following matters:
•
to elect nine directors;

•
to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•
to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2027 fiscal year; and

•
to vote on a shareholder proposal, if properly presented at the Annual Meeting.

How do you recommend that I vote on these items?
Our Board of Directors recommends that you vote:
•
FOR the election of each of the nine director nominees named in this proxy statement;

•
FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2027 fiscal year; and

•
AGAINST the shareholder proposal, if properly presented at the Annual Meeting.

Who is entitled to vote?
You may vote if you owned shares of our common stock at the close of business on September 28, 2026. As of September 28, 2026, there were 22,352,430 shares of our common stock outstanding.
How many votes must be present to hold the Annual Meeting?
In order to lawfully conduct the Annual Meeting, a majority of our outstanding shares of common stock as of September 28, 2026 must be present at the Annual Meeting or represented by proxy. This is called a quorum. If you vote by Internet or by telephone, or submit a properly executed proxy card or vote instruction form, you will be considered part of the quorum. Abstentions and broker non-votes also will be counted for purposes of establishing a quorum. Unvoted shares (including unvoted shares held in street name over which brokers do not have discretionary voting authority) will not be counted for purposes of establishing a quorum.

How many votes do I have and can I cumulate my votes?
You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.
How do I vote before the Annual Meeting?
Before the Annual Meeting, you may vote your shares in one of the following three ways: (1) via the Internet by following the instructions provided in the Notice, (2) by mail, if you requested printed copies of the proxy materials, by filling out the form of proxy card and sending it back in the envelope provided, or (3) by telephone, if you requested printed copies of the proxy materials, by calling the toll free number found on the proxy card.
If you requested printed copies of the proxy materials, and properly sign and return your proxy card in the prepaid envelope, your shares will be voted as you direct. Please use only one of the three ways to vote. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How do I vote if my broker holds my shares in ‘street name’?” The Tennessee Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.
How do I vote if my broker holds my shares in “street name”?
If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you the Notice. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.
Will my shares held in street name be voted if I do not provide my proxy?
On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The only “routine” matter to be presented at the Annual Meeting is Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.
How will my proxy be voted?
The individuals named on the proxy card will vote your proxy in the manner you indicate on the proxy card.
What if I return my signed proxy card or complete Internet or telephone procedures but do not specify my vote?
If you sign and return your proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:
•
FOR the election of each of the nine director nominees named in this proxy statement;

•
FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2027 fiscal year; and

•
AGAINST the shareholder proposal, if properly presented at the Annual Meeting.

Can I change my mind and revoke my proxy?
Yes. To revoke a proxy given pursuant to this solicitation, you must:
•
sign another proxy with a later date and return it to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087 at or before the Annual Meeting;

•
provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting;

•
re-vote by using the telephone and calling the number specified in the Notice;

•
re-vote by using the Internet by following the instructions in the Notice; or

•
re-vote virtually at the Annual Meeting — note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting.

How many votes are needed to elect directors?
A nominee for director will be elected if the number of shares of Company common stock voted “FOR” such nominee’s election exceed the number of shares of Company common stock voted “AGAINST” such nominee’s election. You may vote in favor of or against the election of each nominee, or you may elect to abstain from voting your shares.
What happens if a director fails to receive the required vote for election?
An incumbent director who does not receive the required vote for election at the Annual Meeting must promptly tender an offer of resignation as a director for consideration by the other members of our Board of Directors pursuant to our bylaws. Our Board of Directors (or a committee thereof) will review, act upon and publicly disclose (by a press release, filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered offer of resignation within ninety (90) days following the date of the certification of the election results. If our Board of Directors rejects the offered resignation, the director will continue to serve until the next annual shareholders’ meeting and until his or her successor is duly elected or his or her earlier resignation or removal in accordance with our bylaws. If a director’s offer of resignation is accepted by our Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then our Board of Directors may, in its discretion, fill the resulting vacancy or eliminate the vacancy by decreasing the size of the Board of Directors pursuant to the provisions of our bylaws.
What vote is required to approve other matters?
The remaining proposals (Proposals 2 through 4) described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” such proposal exceed the number of shares of Company common stock voted “AGAINST” such proposal. The vote on the compensation of our named executive officers is advisory and therefore not binding on the Company or our Board of Directors. With respect to each of these proposals, and any other matter properly brought before the Annual Meeting, you may vote in favor of or against the proposal, or you may elect to abstain from voting your shares.
How will abstentions and broker non-votes be treated?
Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present but will not be counted as votes cast either in favor of or against a particular proposal and will have no effect on the outcome of the particular proposal.
What is a broker non-vote?
If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least 10 days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules.
May other matters be raised at the Annual Meeting; how will the Annual Meeting be conducted?
We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this proxy statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders seeking to bring such business before the Annual Meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.
The Chairperson has broad authority to conduct the Annual Meeting so that the business of the Annual Meeting is carried out in a safe, orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the Annual Meeting. The Chairperson is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

BOARD OF DIRECTORS AND COMMITTEES
Directors
The names and biographies of each member of our Board of Directors are set forth in this proxy statement under “PROPOSAL 1: ELECTION OF DIRECTORS,” beginning on page 60 of this proxy statement. All of the current members of our Board of Directors are nominees for re-election to the Board.
Board Meetings
Our Board of Directors met eight times during 2026. Each director attended at least 75% of the aggregate number of meetings of the full Board of Directors that were held during the period he or she was a director during 2026 and 75% of the meetings of the committee(s) on which he or she served that were held during the period he or she served on such committee in 2026.
Board Committees
Our Board of Directors has the following standing committees: Audit, Compensation, Nominating and Corporate Governance, Public Responsibility, and Executive. All members of the Audit, Compensation, Nominating and Corporate Governance and Public Responsibility committees are independent under the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. Our Board of Directors has adopted a written charter for each of the committees, with the exception of the Executive Committee. Copies of the charters of each of the Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility committees, as well as our Corporate Governance Guidelines, are posted on our website: www.crackerbarrel.com. Current information regarding all of our standing committees is set forth below:
Name of Committee and Members	Functions of the Committee	Number of Meetings in 2026
AUDIT:
John Garratt, Chair Carl Berquist Jody Bilney Stephen Bramlage Michael Goodwin Gisel Ruiz
•
Acts as liaison between our Board of Directors and independent auditors

•
Reviews and approves the appointment, performance, independence and compensation of independent auditors

•
Has authority to hire, terminate and approve payments to the independent registered public accounting firm and other committee advisors

•
Is responsible for developing procedures to receive information and address complaints regarding our accounting, internal accounting controls or auditing matters

•
Reviews internal accounting controls and systems, including internal audit plan

•
Reviews results of the internal audit plan, the annual audit and related financial reports

•
Reviews quarterly earnings press releases and related financial reports

•
Reviews our significant accounting policies and any changes to those policies

5

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2026

•
Reviews policies and practices with respect to risk assessment and risk management, including assisting our Board of Directors in fulfilling its oversight responsibility in respect of the Company’s overall enterprise risk management program, including with respect to cybersecurity and technology risks

•
Reviews and pre-approves directors’ and officers’ related-party transactions and annually reviews ongoing arrangements with related parties and potential conflicts of interest

•
Reviews the appointment, performance and termination or replacement of the senior internal audit executive

•
Determines financial expertise and continuing education requirements of members of the committee

COMPENSATION:
Michael Goodwin, Chair* John Garratt Cheryl Henry Darryl (“Chip”) Wade *Mr. Goodwin joined this Committee in December 2025.
•
Reviews management performance, particularly with respect to annual financial goals

•
Administers compensation plans and reviews and approves salaries, bonuses and equity compensation grants of executive officers, excluding the Chief Executive Officer for whom the committee makes a recommendation to the independent members of our Board of Directors for their approval

•
Monitors compliance of directors and officers with our stock ownership guidelines

•
Evaluates the risk(s) associated with our compensation programs

•
Selects and engages independent compensation consultants and other committee advisors

•
Leads the Company’s succession planning efforts with respect to the Chief Executive Officer position and reports to our Board of Directors on that issue

6

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2026
NOMINATING AND CORPORATE GOVERNANCE:
Jody Bilney, Chair Carl Berquist Gisel Ruiz
•
Identifies and recruits qualified candidates to fill positions on our Board of Directors

•
Considers nominees to our Board of Directors recommended by shareholders in accordance with the nomination procedures set forth in our bylaws

•
Reviews corporate governance policies and makes recommendations to our Board of Directors

•
Reviews and recommends the composition of the committees of our Board of Directors

•
Oversees annual performance review of our Board of Directors and the committees thereof

•
Oversees, on behalf of our Board of Directors, director succession planning and reports to our Board of Directors on that issue

3
PUBLIC RESPONSIBILITY:
Darryl (“Chip”) Wade, Chair Stephen Bramlage Cheryl Henry
•
Assists our Board of Directors in fulfilling its oversight responsibility for those portions of the Company’s overall enterprise risk management program relating to potential threats to the Company’s brand

•
Analyzes public policy trends and makes recommendations to our Board of Directors regarding how the Company can anticipate and adjust to these trends

•
Assist our Board of Directors in identifying, evaluating and monitoring social, political, legislative and environmental trends, issues and concerns

•
Annually reviews the policies, procedures and expenditures for the Company’s political activities, including political contributions and direct and indirect lobbying

•
Assist our Board of Directors in overseeing the Company’s environmental and other sustainability policies and programs and their impact on the Company’s business strategy

3

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2026

•
Assists the Board in oversight of the Company’s culture and engagement initiatives and human and workplace rights policies

•
Reviews and recommends procedures concerning the transmission of the Company’s positions on public policy and social issues via digital media outlets

•
Reviews any shareholder proposals that deal with public policy issues and makes recommendations to our Board of Directors regarding the Company’s response to such proposals

EXECUTIVE:
Carl Berquist, Chair Jody Bilney John Garratt David Deno* Darryl (“Chip”) Wade *Mr. Deno joined this Committee concurrently with his appointment to the Board of Directors on August 10, 2026.	• Meets at the call of the Chief Executive Officer or Chairperson of our Board of Directors • Meets when the timing of certain actions makes it appropriate to convene the committee rather than the entire Board of Directors • May carry out all functions and powers of our Board of Directors, subject to certain exceptions under applicable law • Advises senior management regarding actions contemplated by the Company whenever it is not convenient or appropriate to convene the entire Board of Directors	0
Board Leadership Structure
Our Board of Directors regularly considers the appropriate leadership structure for the Company, and believes that its current leadership structure, with an independent director, Mr. Berquist, serving as Chairperson and Mr. Deno serving as the Chief Executive Officer, best serves (i) the objectives of our Board of Directors’ oversight of management, (ii) the ability of our Board of Directors to carry out its roles and responsibilities on behalf of the shareholders, and (iii) the Company’s overall corporate governance. Mr. Berquist has served as the Company’s independent Board Chairperson since February 22, 2024.
Notwithstanding our current leadership structure, our Board of Directors has concluded that it is important for our Board of Directors to retain flexibility in exercising its judgment to determine whether the same individual should serve as both Chief Executive Officer and Chairperson at any given point in time, rather than adhering to a formal standing policy on the subject. This approach allows our Board of Directors to use its considerable experience and knowledge to elect the most qualified director as Chairperson, while maintaining the ability to combine or separate the Chairperson and Chief Executive Officer roles when appropriate. Accordingly, at different points in time, the Chief Executive Officer and Chairperson roles may be held by the same person. At other times, as currently, they may be held by different individuals. In each instance, the decision on whether to combine or separate the roles is determined by what our Board of Directors believes is in the best interests of our shareholders, based on the circumstances at the time.
Our Board of Directors will continue to evaluate the Company’s leadership structure on an ongoing basis to ensure that it is appropriate at all times.

Director Retirement Policy
Our Corporate Governance Guidelines include a director retirement policy, which prohibits any person from being nominated for membership on the Board of Directors if that person is or would be 75 years of age or older on or prior to the anticipated date of the next annual meeting of shareholders of the Company.
The Board of Directors may waive the age eligibility if it determines that such a waiver is in the best interests of the Company and its shareholders. If a waiver is granted, it shall be reviewed annually.
At its September 2026 meeting, the Board of Directors granted a waiver of the mandatory retirement policy for a period of one year with respect to Mr. Berquist who has met the mandatory retirement age. The Board of Directors believes that it is important to exercise judgment when implementing this policy to avoid eliminating otherwise qualified and engaged members of the Board of Directors. In addition, the Board of Directors believes that the mandatory retirement policy should be applied in connection with an analysis of the overall composition and tenure of the Board of Directors to ensure that the Board of Directors maintains an appropriate balance of experience, skills and independence.
With respect to whether the mandatory retirement policy should be waived for Mr. Berquist for a period of one year, the Board of Directors considered numerous factors, including the following:
•
Mr. Berquist’s record as an active and engaged director (since joining the Board of Directors in 2019, Mr. Berquist has attended 100% of all Board of Directors and applicable committee meetings in the aggregate);

•
The addition of six new independent directors to the Board of Directors since the beginning of fiscal 2023, which has resulted in the majority of directors having a tenure of less than five years;

•
The need to maintain continuity among the Board of Directors, particularly as the Board of Directors continues to review the opportunities and challenges facing the Company in 2027 and to support the appointment of a new CEO and ongoing leadership transition work; and

•
Mr. Berquist has a unique knowledge of, and experience in, the hospitality industry, including due to his position as the longest-tenured member of the Board of Directors with significant institutional knowledge.

Based on the foregoing factors, the Board of Directors, at its September 2026 meeting, concluded that, due to Mr. Berquist’s experience, skill set and record of active engagement as a member of the Board of Directors, his service on the Board of Directors has been particularly valuable to the Company and its shareholders and will be difficult to replace. Accordingly, the Board of Directors concluded a one-year waiver of the mandatory retirement age policy for Mr. Berquist would be in the best interests of the Company and its shareholders. As a result, the Board of Directors approved the Nominating and Corporate Governance Committee’s recommendation of Mr. Berquist as a director nominee at the 2026 Annual Meeting.
Board Oversight of Risk Management
It is the responsibility of our senior management, under the Chief Executive Officer’s leadership, to develop, implement and manage our strategic plans, and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the responsibility of our Board of Directors to understand and oversee our strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. Our Board of Directors takes an active approach to its risk oversight role. This approach is bolstered by our Board of Directors’ leadership and committee structure, which ensures: (i) proper consideration and evaluation of potential enterprise risks by the full Board of Directors under the auspices of the Chairperson, and (ii) further consideration and evaluation of discrete risks at the committee level. Furthermore, our Board of Directors and committees seek to set the appropriate “tone at the top” by their engaged oversight.
Our Board of Directors is comprised predominantly of independent directors (eight of our nine director nominees), and all directors who served on the key committees of our Board of Directors (Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility) during 2026 were independent under applicable Nasdaq Stock Market Rules and our Corporate Governance Guidelines. This

system of checks and balances ensures that key decisions made by the Company’s most senior management, up to and including the Chief Executive Officer, are reviewed and overseen by the non-employee directors of our Board of Directors.
Risk management oversight by the full Board of Directors includes a comprehensive annual review of our overall strategic plans, including the risks associated with these strategic plans. Our Board of Directors also conducts an annual review, led by the Audit Committee, of the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of our senior management that identifies current and future potential risks facing us and ensures that actions are taken to manage and mitigate those potential risks. Our Board of Directors also has overall responsibility for leadership succession for our most senior officers and reviews succession plans each year.
In addition, our Board of Directors has delegated certain risk management oversight responsibilities to certain of its committees, each of which reports regularly to the full Board of Directors. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee has primary overall responsibility for overseeing our risk management. It oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our ethics and compliance program. It also regularly receives reports regarding our most significant internal control and compliance risks, along with management’s processes for maintaining compliance within a strong internal control environment. In addition, the Audit Committee receives reports regarding potential cybersecurity/data privacy, legal and regulatory risks and management’s plans for managing and mitigating those risks. Representatives of our independent registered public accounting firm attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, our Chief Financial Officer, Vice President of Internal Audit, General Counsel, Controller, and representatives of our independent registered public accounting firm individually meet in private sessions with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.
The Compensation Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. The Compensation Committee conducted an internal assessment of our executive and non-executive incentive compensation programs, policies and practices, including reviewing and discussing the various design features and characteristics of the Company-wide compensation policies and programs; performance metrics; and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and the Compensation Committee’s independent compensation consultant, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Public Responsibility Committee oversees the Company’s practices and responses to enterprise risk management issues, including most corporate responsibility efforts, and manages the Company’s risk with respect to our brand and reputation.
Finally, the Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, our ethics and compliance program. The Nominating and Corporate Governance Committee also reviews annually our key corporate governance documents to ensure they are in compliance with the changing legal and regulatory environment and appropriately enable our Board of Directors to fulfill its oversight duties. In addition, our Board of Directors is routinely informed of developments at the Company that could affect our risk profile and business in general.
Compensation of Directors
Our Compensation Committee reviews the compensation we pay to our independent directors annually, in consultation with Frederic W. Cook & Co., the Compensation Committee’s outside compensation consultant (“FW Cook”) and recommends any changes in compensation to the entire Board of Directors for consideration and approval. The Compensation Committee’s recommendation to our Board of Directors takes into consideration the competitiveness of total compensation relative to our restaurant and retail industry peer companies (see pages 19 – 20 of this proxy statement for a discussion of our peer group) and similarly sized general industry companies.
To assess the competitiveness of our director compensation program, FW Cook annually conducts a market assessment at the request of the Compensation Committee. Following this assessment during 2026, the Compensation Committee determined that our director compensation levels and all elements thereof were competitive and appropriate. Consequently, the Compensation Committee recommended that no changes be made to director compensation in 2026. The Board of Directors unanimously accepted the Compensation Committee’s recommendation, and made no change to director compensation in 2026. As a result, director compensation remained unchanged from 2025, as set forth below:
Cash Compensation.   Each director is entitled to the annual cash compensation set forth in the following table.
Title/Role	Amount
Independent Director	$80,000
Independent Board Chairperson	$65,000
Audit Committee
Chair	$30,000
Member	$14,000
Compensation Committee
Chair	$25,000
Member	$12,500
Nominating and Corporate Governance Committee
Chair	$20,000
Member	$10,000
Public Responsibility Committee
Chair	$20,000
Member	$10,000
Executive Committee	$0
The foregoing amounts are prorated for any outside director who joins our Board of Directors during the course of the fiscal year. In addition, we reimburse our outside directors for their reasonable and customary expenses incurred in traveling to and attending meetings.
Equity Compensation.   Each non-employee director receives a grant of restricted stock units (“RSUs”) effective as of the date of our annual meeting having a value equal to approximately $140,000, with the number of RSUs included in such grant determined based on the closing price of our common stock on the date of the applicable annual meeting, as reported by Nasdaq, and rounded down to the nearest whole share. Our independent Chair receives an additional grant of RSUs having a value equal to approximately $65,000, for a total award having an approximate value of $205,000. The foregoing awards are prorated for any outside director who joins the Board during the course of the fiscal year.
All of the RSUs awarded to our independent directors vest at the earlier of one year from the date of grant or at the next annual meeting of shareholders. The Company has no knowledge of any agreement or arrangement between any director or director nominee and any person or entity other than the Company relating to compensation or other payment in connection with such person’s candidacy or service as a director.
Our non-employee directors are also offered the option to participate in a directors’ deferred compensation plan. This plan allows a participant to defer a percentage of his or her compensation and earn interest on that deferred compensation at a rate equal to the 10-year Treasury bill rate (as in effect at the beginning of each calendar month) plus 1.5%. The compensation of our directors during 2026 is detailed in the Director Compensation Table, beginning on page 49 of this proxy statement.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This portion of the proxy statement, the Compensation Discussion and Analysis or “CD&A,” provides a description of the objectives and principles of our executive compensation programs. It explains how compensation decisions are linked to Cracker Barrel’s performance relative to our strategic goals and our efforts to drive shareholder value. It is also meant to give our shareholders insight into the deliberative process and the underlying compensation philosophies that inform the design of the pay packages of our executive officers.
Generally, Cracker Barrel’s executive compensation programs apply to all executive officers, but this CD&A is focused on the compensation decisions relating to the following executive officers who qualified as “named executive officers” under applicable SEC rules (the “Named Executive Officers” or “NEOs”) during 2026:
•
Julie Masino, Former President and Chief Executive Officer;

•
Craig Pommells, Senior Vice President and Chief Financial Officer;

•
Douglas Hisel, Senior Vice President, Store Operations

•
Richard Wolfson, Former Senior Vice President, General Counsel and Corporate Secretary;

•
Bruce Hoffmeister, Senior Vice President, Chief Information Officer

•
Donna Roberts, Senior Vice President, Chief Human Resources Officer

This CD&A is divided into five sections:
Section 1 — Executive Summary
Section 2 — Our Shareholder Engagement and Responsiveness
Section 3 — Our Compensation Philosophy and Processes
Section 4 — 2026 Compensation Programs
Section 5 — Other Executive Compensation Policies and Guidelines
Section 1. Executive Summary
The chart below provides an executive summary of the key topics of this CD&A, all of which are described in significantly greater detail further below:
Last Year’s Say on Pay Vote	Approximately 79.5% of the votes cast at last year’s annual meeting (excluding broker non-votes and abstentions) were in favor of our executive compensation as disclosed in our 2025 Proxy Statement, a result that includes votes cast against our Say on Pay proposal by entities affiliated with Sardar Biglari (“Biglari”), a historically dissident shareholder who conducted a proxy contest at last year’s annual meeting of shareholders.
Compensation Decisions for 2026
•
Base Salary.   Our former Chief Executive Officer, Ms. Masino, who served in that role throughout 2026, did not receive a base salary increase in 2026. Our other NEOs for 2026 who were also NEOs in 2025, Messrs. Pommells and Wolfson, received an average base salary increase of 2.8%.

•
Annual Bonus Plan.

•
The 2026 Annual Bonus Plan is a broad-based incentive plan that applies to more than 465 management-level employees across the Company and not just to our NEOs.

•
During 2026, the Company was negatively impacted by a highly adverse public reaction to the modification of our logo design in certain applications and to undertake store test remodel initiatives. Accordingly, the Compensation Committee evaluated objective financial performance of the Company and management’s execution of critical recovery efforts in establishing the 2026 Annual Bonus Plan. In doing so, the Compensation Committee sought to preserve the Company’s pay-for-performance philosophy while appropriately recognizing the organization’s actions to address this extraordinary business challenge. The 2026 Annual Bonus Plan was designed to incentivize business recovery and improved performance and retain employees while maintaining a disciplined bonus opportunity with limited payout potential.

•
The Compensation Committee established the 2026 Annual Bonus Plan based solely on the Company’s achievement of adjusted EBITDA, which is the same metric used in the financial component of the 2025 Annual Bonus Plan.

•
The Compensation Committee established aggressive levels of threshold and target performance.

•
The maximum payment under the 2026 Annual Bonus was capped at 100% of target, a considerable decrease from the maximum cap of 180% of target under the prior year’s bonus program. The total achieved payout under the 2026 Annual Bonus Plan for each of our NEOs was approximately 80.15% of target.

•
LTI Program

•
The outcome of the 2024 LTI awards reflects the Company’s strong commitment to pay-for-performance compensation. While performance improved during the latter years of the three-year performance period, the Company’s overall achievement against the adjusted EBITDA growth goals, coupled with its relative TSR performance, resulted in a final payout of only 26.6% of target.

•
The Company issued 50% of the target value of each NEO’s 2026 LTI awards in the form of performance shares, measured over a three-year performance period. The performance shares are capped at 150% of the target value and will vest, if at all, based on the Company’s achievement of certain adjusted earnings per diluted share (“Cumulative EPS”) and store traffic growth targets.

The Company issued the remaining 50% of the target value of each NEO’s 2026 LTI awards in the form of time-based RSUs and time-based stock options, split evenly between the two forms of awards. All of these time-based awards vest ratably in three annual installments on the grant date’s anniversary.

•
Executives are required to hold both performance and time-based RSUs granted under the 2026 LTI program for an additional year following their vesting.

•
Perquisites.   We made no changes to our policy regarding the limited benefits/perquisites provided to NEOs in 2026.

•
Severance and CIC Agreements.   In connection with our CEO transition (described below), we entered into a transition agreement with Ms. Masino with terms consistent with a termination without cause under her employment agreement. As part of this transition, the Company also entered into an employment agreement with Mr. Deno.

CEO Transition	On July 27, 2026, we announced the appointment of David Deno as the Company’s next President and Chief Executive Officer, effective August 10, 2026. In connection with the CEO transition, we entered into an employment agreement with Mr. Deno and a transition agreement with our then-current President and Chief Executive Officer, Ms. Masino.
Compensation Peer Group	We removed Denny’s Corporation and Red Robin Gourmet Burgers, Inc. from our peer group for 2026 and added Krispy Kreme, Inc.
Continued Adherence to Existing Philosophies and Best Practices
We continue to adhere to our core philosophies of pay-for-performance, including ensuring a majority of our NEO pay is at-risk. For 2026, approximately 85% of our Chief Executive Officer’s pay was at-risk. An average of approximately 66% of the pay of our other NEOs was at-risk.
Core practices remain unchanged from prior years, including ensuring compensation programs do not incentivize improper risk-taking, targeting total NEO direct compensation at market median, requiring meaningful share ownership by our NEOs, and subjecting incentive compensation payments to robust recoupment and anti-hedging/anti-pledging policies.

Section 2. Our Shareholder Engagement and Responsiveness
Last year, Biglari engaged in a proxy contest with us in connection with our 2025 annual meeting of shareholders. During the course of this proxy contest, we engaged directly with a substantial portion of our shareholders on a variety of topics that might be of concern or interest to them, including our Board of Directors’ succession planning process, our strategic initiatives, and our executive compensation philosophy, programs and practices. No shareholder with whom we engaged expressed any concerns with our executive compensation in these discussions.
Approximately 79.5% of the votes cast (excluding broker non-votes and abstentions) were in favor of our 2025 executive compensation as disclosed in our 2025 Proxy Statement. We believe that this level of support — particularly given the heightened level of engagement and scrutiny of our executive compensation philosophies, programs and practices during last year’s proxy contest — demonstrates substantial shareholder satisfaction with these philosophies, programs and practices.
Section 3. Our Compensation Philosophy and Processes
Compensation Philosophy
Our central compensation objective is to drive long-term total return to our shareholders and build a better Company by implementing compensation programs that:
•
Reward both Company-wide and individual performance,

•
Align our executives’ interests with those of our shareholders,

•
Allow us to attract and retain talented executives, and

•
Appropriately incentivize management without exposing the Company to undue levels of risk.

We have a strong “pay for performance” philosophy designed to:
•
Reward executives for maximizing our success, as determined by our performance relative to our financial and operational goals and relative to our industry,

•
Reward executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence,

•
Align the economic interests of executives with those of our shareholders, and

•
Encourage our executives to remain with the Company for long and productive careers.

The Compensation Committee targets total direct compensation paid to our executive officers at the median of our peer group and other market comparators. While the Compensation Committee strives to deliver a target total compensation package approximating the market median, our compensation program design is robust enough to recognize individual performance, competitive pressures for management talent, experience, and value to the organization when establishing compensation opportunities. The Compensation Committee believes it utilizes elements of compensation that create appropriate flexibility and reward executives for focusing on both near-term and long-term performance while aligning the interests of executive officers with the interests of our shareholders.
Role of the Compensation Committee
Our Compensation Committee’s primary responsibility is the establishment and approval of compensation and compensation programs for our executive officers that further the overall objectives of our executive compensation program. In fulfilling this responsibility, the Compensation Committee:
•
Reviews and approves corporate performance goals for our executive officers;

•
Sets cash- and equity-based compensation for our executive officers;

•
Designs and administers our equity incentive arrangements;

•
Reviews and approves executive benefits and perquisites;

•
Assesses and reviews potential risks to the Company associated with our compensation programs;

•
Approves employment and change in control agreements of our executive officers;

•
Periodically conducts or authorizes studies of matters within its scope of responsibilities; and

•
Periodically retains, at the Company’s expense, independent counsel or other consultants necessary to assist the Compensation Committee in connection with any such studies.

The Compensation Committee makes compensation decisions after reviewing the performance of the Company and carefully evaluating both quantitative and qualitative factors such as an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, long-term potential to enhance shareholder value, current compensation status as shown on tally sheets reflecting current and historical compensation for each executive, and tenure with the Company.
Role of Independent Compensation Consultant
To assist the Compensation Committee with establishing executive compensation, the Compensation Committee has retained FW Cook to provide competitive market data, assist in establishing a peer group of companies and provide guidance on compensation structure as well as levels of compensation for our senior executives and our Board of Directors.
The Compensation Committee consulted with FW Cook in determining the compensation to be awarded to all of the Named Executive Officers, including Ms. Masino, in 2026. FW Cook reports directly to the Compensation Committee. As required under the Nasdaq Stock Market Rules, the Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules, including, but not limited to, those set forth in Rule 5605(d)(3)(D) of the Nasdaq Stock Market Rules, as applicable. The Compensation Committee concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.
Role of Management
Management plays the following roles in the compensation process:
•
Management recommends to the Compensation Committee performance targets and objectives for incentive compensation plans and provides background information about underlying strategic objectives;

•
Management works with the Compensation Committee Chair to establish the agenda for Compensation Committee meetings;

•
The Chief Executive Officer evaluates the performance of our other executive officers and generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process, and did so in respect of 2026;

•
Management provides their perspective on recommendations provided by FW Cook regarding compensation program design issues; and

•
Other members of management, at the request of the Compensation Committee, work with FW Cook to provide data about past practices, awards, costs and participation in various plans, and information about our annual and longer-term goals. When requested by the Compensation Committee, selected members of management may also review FW Cook’s recommendations on plan design and structure and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention, and motivation of our employees as well as how they may affect us from an administrative, accounting, tax, or similar perspective.

Compensation Peer Group
The Compensation Committee evaluates a variety of factors in establishing an overall compensation program that best fits our overarching goals of maximizing shareholder return and building a stronger company. As one element of this evaluative process, the Compensation Committee, with the assistance of FW Cook, considers competitive market compensation paid by other similarly situated companies and attempts to maintain compensation levels and programs that are comparable to and competitive with those of a peer group of similarly situated companies. Although we do not expressly “benchmark” our compensation relative to that provided by our peers, the Compensation Committee does use the peer group data as a component of its analysis to ensure relative consistency at the median level of our peers. The peer group is reviewed annually by the Compensation Committee and is comprised of the following:
•
Organizations of similar business characteristics and competing in the restaurant industry;

•
Organizations against which we compete for executive talent;

•
Organizations of comparable size to Cracker Barrel, as measured primarily by sales but also by market capitalization, enterprise value, and other relevant factors; and

•
Organizations with similar geographic dispersion and workforce demographics.

The Company believes that the selection of a peer group to be used for assessing the competitiveness of its executive compensation levels is something that requires reconsideration every year. The Compensation Committee reviews the Company’s peer group on an annual basis, with assistance from FW Cook, and changes certain members of the peer group as the Compensation Committee refines the comparison criteria and when the Company and members of the peer group change in ways that make comparisons less or more appropriate.

The Compensation Committee conducted its annual review of the Company’s peer group to confirm the alignment of the Company’s peer group with the Company as summarized above. After undertaking this review, our peer group for 2026 was comprised of the following 14 publicly-traded companies:
BJ’s Restaurants, Inc.	Darden Restaurants, Inc.	Krispy Kreme, Inc.
Bloomin’ Brands, Inc.	Dave & Buster’s Entertainment, Inc.	Papa John’s International, Inc.
Brinker International, Inc.	Dine Brands Global, Inc.	Texas Roadhouse, Inc.
Cheesecake Factory, Inc.	Domino’s Pizza, Inc.	The Wendy’s Company
Chipotle Mexican Grill, Inc.	Jack-in-the-Box, Inc.
Management and the Compensation Committee regularly evaluate the marketplace to ensure that our compensation programs remain competitive. In addition to its review of data from the peer group, the Compensation Committee also from time to time consults data from published compensation surveys, as well as inquiring of FW Cook, to assess more generally the competitiveness and the reasonableness of our compensation programs.
Compensation Risk Analysis
Each year, the Compensation Committee conducts an internal assessment of our executive and non-executive incentive compensation programs, policies, and practices as part of its responsibilities under our broader risk management program and to ensure compliance with applicable regulations. In 2026, as part of this process, the Compensation Committee reviewed and discussed the various design features and characteristics of the Company-wide compensation policies and programs, performance metrics, and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and FW Cook, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Overview of Compensation Practices
We believe our compensation programs are generally consistent with best practices for sound corporate governance.
What We Do		What We Do Not Do
✔	Deliver a majority of the target value of our long-term incentive program (as calculated at the time of grant) through performance-based awards	✘	Execute employment agreements containing multi-year guaranties for salary increases for those executive officers that have employment agreements or equivalent.
✔	Require executives to hold vested performance and time-based shares for an additional year	✘	Provide material perquisites for executives
✔	Maintain robust stock ownership and retention guidelines for executives and non-executive directors	✘	Offer gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits
✔	Conduct annual risk assessments of our compensation programs	✘	Pay dividends or dividend equivalents on unvested LTI awards or vested but unexercised stock options
✔	Maintain robust anti-hedging, anti-pledging and recoupment (i.e., “clawback”) policies	✘	Provide special executive retirement programs
✔	Require double trigger vesting (i.e. change in control AND termination of employment) for equity acceleration
We strive to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our objectives by rewarding recent results, motivating long-term performance, and strengthening alignment with shareholders. The Compensation Committee evaluates the overall total direct compensation package for each executive officer relative to market conditions but does not specifically target any percentile for each element of their total direct compensation. In conducting this evaluation, the Compensation Committee’s goal is to ensure that a significant majority of each executive officer’s total direct compensation opportunity is contingent upon Company performance and shareholder value creation. The Compensation Committee annually reviews the compensation mix of each executive on a comprehensive basis to determine whether we have provided the appropriate incentives to accomplish our compensation objectives effectively.
In general, our compensation policies emphasize long-term equity compensation more than annual cash compensation for our executive officers. The Compensation Committee believes that the Company’s 2026 pay mix as approved at the outset of 2026 supported the Company’s strong pay for performance culture, as demonstrated by the fact that approximately 85% of our current Chief Executive Officer’s target total direct compensation and approximately 66% (on average) of our other Named Executive Officers’ target total direct compensation in 2026 were variable or at risk, as represented by the following charts:
Section 4. 2026 Compensation Programs
The following table summarizes the basic elements of our compensation programs, describes the behavior and/or qualities that each element is designed to encourage, and identifies the underlying purpose for that element of our compensation program as well as key decisions that were made in respect of that element for 2026:
Pay Element	At Risk?	What the Pay Element Rewards	Purpose of the Pay Element	Decisions for 2026
Base Salary		Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Provide fixed compensation for daily responsibilities	Our former Chief Executive Officer, Ms. Masino, who served in that role throughout 2026, did not receive a base salary increase in 2026. Our other NEOs who were also NEOs in 2025 received an average base salary increase of 2.8%.
Annual Bonus Plan	✔	Annual achievement of objective performance targets	Focus attention on meeting annual performance targets and our near-term success, provide additional cash compensation and incentives based on our annual performance	The 2026 Annual Bonus Plan, which is a broad-based incentive plan that applies to more than 465 management-level employees across the Company and not just to our NEOs. In

Pay Element	At Risk?	What the Pay Element Rewards	Purpose of the Pay Element	Decisions for 2026

recognition of certain events occurring after the close of fiscal year 2025, to better align Company interests with those of shareholders, the Compensation Committee established the 2026 Annual Bonus performance metrics based solely on the Company’s achievement of adjusted EBITDA, which is the same metric used in the financial component of the 2025 Annual Bonus Plan, with aggressive levels of threshold and target performance.
Bonus payouts for executive officers were capped at 100% of target, a considerable decrease from the 180% cap applicable in 2025.
The Company achieved 80.15% on adjusted EBITDA under the 2026 Annual Bonus Plan.

Long-Term Performance Incentives (Performance Shares)	✔	Achieving multi-year performance goals and value creation	Focus attention on meeting longer-term performance targets and driving our long-term success, create alignment with shareholders by focusing efforts on longer-term financial goals and shareholder returns; driving management retention
Performance shares represent 50% of an NEO’s target award.
Performance shares granted in 2026 will ultimately vest, if at all, on the basis of the Company’s achievement of Cumulative EPS growth and store-level traffic growth, over a three-year performance period.
The payout of 2026 performance shares is capped at 150% of target.

Pay Element	At Risk?	What the Pay Element Rewards	Purpose of the Pay Element	Decisions for 2026
Long-Term Retention Incentive (time-based RSUs and stock options)	✔	Continued service to the Company and its shareholders	Create alignment with shareholders by focusing efforts on longer-term financial goals and shareholder returns; driving management retention	Time-based RSUs and time-based stock options that ratably vest over three years on each of the first, second and third anniversaries of the grant date together represent 50% of an NEO’s target award (25% each)
Health and Welfare Benefits		Provide appropriate amount of safety and security for executives and their families (as applicable) in the form of medical coverage as well as death/disability benefits	Allow executives to focus their efforts on running the business effectively	No changes from 2025
Base Salary
The Compensation Committee reviews our executive officers’ base salaries annually at the end of each year and establishes the base salaries for the upcoming year. Base salary for our executive officers is determined after consideration of numerous factors, including, but not limited to: scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group base salaries for similarly-situated positions (i.e., a market competitive review) and the recommendation of the Chief Executive Officer (except in the case of his or her own compensation). The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in operating the Company throughout the year.
Our former Chief Executive Officer, Ms. Masino, who served in that role throughout 2026, did not receive a base salary increase in 2026. Other NEOs who were NEOs in 2025 received an average base salary increase of 2.8%. Increases were given in recognition of the individuals’ experience, responsibilities, and length of service in their respective roles, as well as their performance, to maintain salaries at market-competitive levels, and to reflect annual cost of living increases.
Base salaries for 2025 and 2026 for the Named Executive Officers, rounded to the nearest thousand dollars, were as follows:
NAMED EXECUTIVE OFFICER	2025 BASE SALARY	2026 BASE SALARY	PERCENT CHANGE
Julie Masino	$1,030,000	$1,030,000	0.0%
Craig Pommells	$620,000	$632,000	1.9%
Douglas Hisel*	N/A	$500,000	N/A
Richard Wolfson**	$550,000	$561,000	2.0%
Bruce Hoffmeister*	N/A	$485,000	N/A
Donna Roberts	$425,000	$444,000	4.5%

*
Mr. Hisel and Mr. Hoffmeister first became Named Executive Officers in 2026, with Mr. Hisel being promoted to his current role on October 1, 2025.

**
Mr. Wolfson took early retirement from the Company effective May 1, 2026.

Annual Bonus Plan
Our annual bonus plan is designed to provide our executive officers and more than 465 other bonus-eligible employees with the opportunity to receive additional cash compensation based on a target percentage of base salary, but only if the Company successfully meets established performance targets.
With respect to our NEOs who were NEOs in 2025 and prior years, there were no changes to any NEO’s target bonus levels in 2026 from 2025.
Program Design for 2026
Historically, the Compensation Committee establishes the annual bonus plan and the performance metrics applicable to eligible employees thereunder at its committee meeting held in the first quarter of the fiscal year. During the same quarter, the Board of Directors approves the Company’s annual budget at its meeting. However, in this first quarter of 2026, the Company was facing a highly adverse public reaction to our decision to modify our logo in certain applications and to undertake store test remodel initiatives. These reactions, in addition to negative publicity generated by various third parties, including Biglari, and the proxy contest that Biglari ran in connection with the 2025 annual meeting of shareholders, adversely affected the Company’s sales and created significant uncertainty in determining internal forecasts for 2026 performance. The Board of Directors and the Compensation Committee determined it to be in the best interests of the Company and its shareholders to delay approval of the 2026 annual budget and performance metrics under the 2026 Annual Bonus Plan until the Company’s business stabilized to ensure that the incentive framework aligned compensation with recovery-oriented objectives.
The Company was successful in its efforts to regain lost momentum, as shown by our financial performance in the second half of 2026. Once the Board of Directors and the Compensation Committee had greater visibility into the Company’s expected performance for the year, they approved the 2026 annual budget and established the metrics applicable to eligible employees under the 2026 Annual Bonus Plan. In doing so, the Compensation Committee sought to maintain a rigorous pay-for-performance framework by setting goals that were intended to encourage business recovery, while also reflecting the Company’s lower projected financial performance and substantially limiting potential payouts. Specifically, the Compensation Committee took the following steps:
•
The Compensation Committee authorized management to pay 2026 annual bonuses to bonus-eligible employees below the executive officer level based on criteria that management determined would be effective to motivate and retain them.

•
For executive officers, the Compensation Committee established performance metrics based solely on the Company’s achievement of adjusted EBITDA, which is the same metric used in the financial component of the 2025 Annual Bonus Plan.

•
Recognizing the Company’s projected financial performance for 2026 would be below 2025 levels, the Compensation Committee established aggressive levels of threshold and target performance and significantly lowered the caps on maximum payouts to executive officers (i.e., from 180% of target under the 2025 Annual Bonus Plan to a cap at 100% of target under the 2026 Annual Bonus Plan), as described below.

Achievement of Adjusted EBITDA
The Compensation Committee established threshold, target, and maximum levels of performance for the financial component of the 2026 Annual Bonus Plan based on the Company’s achievement of adjusted EBITDA.* The threshold level of performance for the 2026 Annual Bonus Plan was set at $100 million of adjusted EBITDA, which was approximately 107% of the projected amount approved by the Board of

*
Adjusted EBITDA calculated in accordance with the 2026 Annual Bonus Plan is a non-GAAP financial measure. For a definition of adjusted EBITDA and a reconciliation of this non-GAAP financial measure to GAAP net income, see Appendix A. The adjustments used to determine EBITDA calculated in accordance with the 2026 Annual Bonus Plan were included in the plan itself and were not the result of discretionary decisions by the Compensation Committee in certifying results.

Directors in the 2026 annual budget. The Compensation Committee set the target level of payout at $227 million of adjusted EBITDA, which was the same level of adjusted EBITDA as the Company had achieved in 2025 and was more than double the budgeted amount approved by the Board of Directors. The Compensation Committee prohibited payouts of more than the amounts payable upon achievement of target levels of performance, capping the 2026 annual bonus payable at 100%.
Following the conclusion of 2026, based on its review of the Company’s audited financial results, the Compensation Committee certified that the Company achieved adjusted EBITDA calculated in accordance with the 2026 Annual Bonus Plan of $196 million, corresponding to an approximate payout of 80.15% of target.
The following table sets forth (i) target 2026 bonuses for the Named Executive Officers, expressed both as a percentage of base salary and in absolute amounts, and (ii) the actual bonuses received by the Named Executive Officers under the 2026 annual bonus plan:
NAMED EXECUTIVE OFFICER	2026 BASE SALARY	2026 BONUS TARGET PERCENTAGE	2026 BONUS TARGET	2026 ACHIEVED BONUS
Julie Masino	$1,030,000	125%	$1,287,500	$1,031,931
Craig Pommells	$632,000	85%	$537,200	$430,566
Douglas Hisel*	$383,914	50%	$191,957	$190,000
Richard Wolfson**	$420,750	75%	$315,563	$252,923
Bruce Hoffmeister	$485,000	65%	$315,250	$252,673
Donna Roberts	$439,824	65%	$285,886	$229,137

*
Mr. Wolfson received a prorated portion of the 2026 bonus achieved, based on his time of service prior to his early retirement effective May 1, 2026.

**
Mr. Hisel was promoted in October 2025 and, as part of his compensation adjustment, was approved to receive his FY26 bonus at target percentage.

The above 2026 annual bonuses are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 38 of this proxy statement.
Long-Term Incentives
The Compensation Committee believes that long-term incentives, particularly equity-based awards, provide a strong alignment of the interests of shareholders and executives and serve as a valuable talent retention tool. Therefore, a significant portion of our executive officers’ total compensation is provided in the form of equity awards, which are granted under the Company’s 2020 Omnibus Incentive Plan, as amended, approved by our shareholders (the “2020 Omnibus Plan”). Each year the Compensation Committee considers and discusses various alternatives as to the form and structure of equity-based awards in order to best achieve these goals of shareholder alignment and talent retention.
Long-Term Incentive Arrangements for 2026
In 2026, the Company’s equity compensation awarded to executive officers was governed by the 2026 Long-Term Incentive (“LTI”) program, which the Compensation Committee adopted in September 2025.
The 2026 LTI program consists of an equal mix of performance-based and time-based awards, as described below.
Performance-Based Awards
The performance-based awards are issued in the form of performance shares under a Long-Term Performance Plan (LTPP) (the “2026 LTPP Awards”). 75% of an executive’s 2026 LTPP Award is tied to the Company’s achievement of targeted levels of Cumulative EPS growth over a three-year performance period, and the remaining 25% is tied to the Company’s achievement of positive quarterly traffic over the same timeframe. The minimum number of potential shares is zero and the maximum is 150% of target. Executives are required to hold all performance shares they ultimately receive upon the vesting of the 2026 LTPP Award for at least 12 months following the vesting date.
The 2026 LTPP Awards are structurally the same as the LTPP awards granted in 2025 and continue to be based in part on the achievement of positive quarterly store traffic. However, the other underlying performance metric of cumulative adjusted EPS growth used in prior years’ LTPPs was replaced with Cumulative EPS. In reaching this determination, the Compensation Committee considered, among other things, shareholder feedback, the sensitivity of cumulative adjusted EPS growth to the base year, the applicability of Cumulative EPS in situations involving loss-to-profit transitions and disrupted environments, as well as the fact that Cumulative EPS includes the impact of capital investments and the importance of improving store traffic to the Company’s long-term success.
Time-Based Awards
The time-based awards granted in 2026 to executives are structurally the same as the time-based awards granted in 2025 and follow the same performance metrics, with awards split evenly between (i) an RSU award (the “2026 RSU Award”), and (ii) a stock option award (the “2026 Stock Option Award”). The 2026 RSU Awards and Stock Option Awards vest ratably over three years from the date of grant (i.e., one third after each of the first, second, and third anniversary of the grant date). Executives are required to hold all shares they receive upon the vesting of the 2026 RSU Award for at least 12 months following the vesting date. There is no minimum holding period for shares acquired following any exercise of a vested option under the 2026 Stock Option Awards.
2026 LTI Award Grants
In September 2025, the Compensation Committee (and independent members of the Board of Directors, in the case of Ms. Masino) approved equity grants to each executive officer based on a target percentage of his or her base salary (referred to as the executive officer’s “LTI Percentage”). Each NEO’s LTI Percentage was used to derive a target award for the NEO in respect of the NEO’s 2026 LTPP Award, 2026 RSU Award, and 2026 Stock Option Award, respectively. 50% of each NEO’s LTI Percentage was allocated to the NEO’s 2026 LTPP Awards, 25% to the NEO’s 2026 RSU Awards, and 25% to the NEO’s 2026 Stock Option Awards.
In the case of the 2026 LTPP Awards and the 2026 RSU Awards, each NEO’s award was converted into a target number of shares by multiplying the allocated portion of the NEO’s LTI Percentage against the NEO’s base salary and then dividing that number by the closing price of the Company’s common stock on the grant date, which was $43.80. For the 2026 Stock Option Awards, the same methodology was used, but the divisor was $18.56, corresponding to the grant date fair value of each stock option, calculated using a Black-Scholes valuation model and the assumptions set forth in the footnotes on page 39 of this proxy statement.
The 2026 RSU Awards and, if they ultimately pay out, the 2026 LTPP awards, are credited with dividend equivalent rights for any cash dividends paid on the Company’s stock between the award date and the vesting date, based on the number of shares ultimately awarded, and the deferred amounts are settled in cash upon the vesting of the awards at the end of the performance period. No dividends or dividend equivalents are paid on unvested/unearned shares or stock options.
NEOs (other than Ms. Masino) will forfeit their 2026 LTI Awards if, prior to that time, they are terminated or voluntarily resign other than as a result of (i) retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served and based on actual performance determined at the end of the performance period (with respect to the 2026 LTPP Award); or (ii) following a change in control of the Company. The Board of Directors of the Company determined that Mr. Wolfson could take early retirement and thus will receive pro-rated vesting of the 2026 RSU Awards and the 2026 Stock Option Award, based upon his time of service, as well as pro-rated vesting of the 2026 LTPP Award, based on actual performance and his time of service. Under the Masino Transition Agreement, Ms. Masino will receive accelerated vesting of the

2026 RSU Awards and the 2026 Stock Option Award, and pro-rated vesting of the 2026 LTPP Award, based on actual performance and her time of service, which vesting terms are consistent the Former Masino Employment Agreement.
2026 LTPP Awards
The following table summarizes the target performance-based 2026 LTPP Awards for each of our Named Executive Officers at the time of grant. As indicated above, the awards will pay out, if at all, at the end of the performance period in September 2028:
NAMED EXECUTIVE OFFICER	2026 BASE SALARY	ALLOCATED LTPP PERCENTAGE	TARGET VALUE	NO. OF SHARES AT TARGET
Julie Masino*	$1,030,000	225.00%	$2,317,500	52,910
Craig Pommells	$632,000	85.00%	$537,200	12,264
Douglas Hisel	$360,000	30.00%	$108,000	2,465
Richard Wolfson*	$561,000	75.00%	$420,750	9,606
Bruce Hoffmeister	$485,000	45.00%	$218,250	4,982
Donna Roberts	$434,000	55.00%	$238,700	5,449

*
Ms. Masino’s and Mr. Wolfson’s 2026 LTPP Awards will be paid at the end of the performance period, based on actual performance and will be pro-rated based upon Ms. Masino’s and Mr. Wolfson’s respective time of service.

2026 RSU Awards.   The following table summarizes the target 2026 RSU Awards for each of our Named Executive Officers at the time of grant. The 2026 RSU Awards will ratably vest over the three years (i.e., one third on each of the first, second and third anniversaries of the date of grant, respectively).
NAMED EXECUTIVE OFFICER	2026 BASE SALARY	ALLOCATED RSU PERCENTAGE	TARGET VALUE	NO. OF RSUS GRANTED
Julie Masino*	$1,030,000	112.50%	$1,158,750	26,455
Craig Pommells	$632,000	42.50%	$268,600	6,132
Douglas Hisel	$360,000	15.00%	$54,000	1,232
Richard Wolfson**	$561,000	37.50%	$210,375	4,803
Bruce Hoffmeister	$485,000	22.50%	$109,125	2,491
Donna Roberts	$434,000	27.50%	$119,350	2,724

*
Ms. Masino’s 2026 RSU Award will vest in full upon the expiration of the Masino Transition Agreement.

**
A pro-rated portion of Mr. Wolfson’s 2026 RSU Award will vest at the end of the vesting period based on his time of service.

2026 Stock Option Awards.   The following table summarizes the target 2026 Stock Option Awards for each of our Named Executive Officers at the time of grant. The 2026 Stock Option Awards will ratably vest over the three years (i.e., one third on each of the first, second and third anniversaries of the date of grant, respectively). Each option has a ten-year term, expiring on the tenth anniversary of the grant date.
NAMED EXECUTIVE OFFICER	2026 BASE SALARY	ALLOCATED OPTION PERCENTAGE	TARGET VALUE	NO. OF OPTIONS GRANTED
Julie Masino*	$1,030,000	112.50%	$1,158,750	62,432
Craig Pommells	$632,000	42.50%	$268,600	14,471
Douglas Hisel	$360,000	15.00%	$54,000	2,909
Richard Wolfson**	$561,000	37.50%	$210,375	11,334

NAMED EXECUTIVE OFFICER	2026 BASE SALARY	ALLOCATED OPTION PERCENTAGE	TARGET VALUE	NO. OF OPTIONS GRANTED
Bruce Hoffmeister	$485,000	22.50%	$109,125	5,879
Donna Roberts	$434,000	27.50%	$119,350	6,430

*
Ms. Masino’s 2026 Stock Option Award will vest in full and become exercisable upon the expiration of the Masino Transition Agreement.

**
A pro-rated portion of Mr. Wolfson’s 2026 Stock Option Award will vest at the end of the vesting period based upon his time of service.

Previously Granted Performance-Based Equity Awards
2024 LTPP Awards
In September 2026, some of our NEOs received payouts of performance-based awards that were granted in September 2023, which was shortly after the start of our fiscal year 2024. These awards are referred to as the “2024 LTPP Awards.” Details about the 2024 LTPP Awards and the underlying program’s design, are described in greater detail in our proxy statement filed with the SEC on October 9, 2024 (our “2024 Proxy Statement”). Executives are required to hold all shares they received pursuant to the 2024 LTPP Awards for at least 12 months following the vesting date.
The 2024 LTPP Awards were an award of performance shares based on the Company’s adjusted EBITDA growth each year over a three-year performance period (2024, 2025 and 2026). The final payout was then subject to potential downward or upward adjustment (“TSR Adjustment”), based on the Company’s TSR performance relative to the Index over the same three-year performance period.
The Compensation Committee established and approved identical adjusted EBITDA growth targets for each year during the performance period, and the results of each year were averaged to determine the final payout of the 2024 LTPP Awards before the application of the TSR Adjustment. In establishing the adjusted EBITDA growth targets for each year, the Compensation Committee considered, among other things, past and expected industry trends, market, and economic conditions, the Company’s strategic plans, and prior year performance. The applicable adjusted EBITDA growth targets and associated levels of payouts, and the Company’s actual achievement, for each of the three years were as follows:
Adjusted EBITDA Growth Over Prior Year	Payout % of Target
Less than -5%	0% (Threshold)
-5%	25%
2%	95%
7.0%	100% (Target)
12.0%	105%
25%	200% (Maximum)
Actual Achievement 2024: -16.8%
Actual Achievement 2025: 7.4%
Actual Achievement 2026: -32.2%
In September 2026, the Compensation Committee reviewed and certified the Company’s performance over the three-year performance period for the 2024 LTPP Awards, first by certifying the Company’s annual adjusted EBITDA performance for each year during the three-year performance period and the associated payout, and then adjusting the payout in light of the Company’s TSR for the period against the Index.
The Compensation Committee certified that the Company’s adjusted EBITDA performance over the three-year performance period equated to a final payout before application of the TSR Adjustment of approximately 35.5% of target (“Base Payout Level”). The Compensation Committee then certified that the Company’s TSR for the period was approximately -33.3%, calculated as follows:

(Change in price of the Company’s common stock during 3-year performance period + dividends paid during 3-year performance period)

Price of the Company’s common stock at the start of the performance period
The Company’s TSR for the period fell within the bottom quartile of the Index, resulting in a 25% reduction to the Base Payout Level, and a final payout of 2024 LTPP awards of approximately 26.6% of target. Consequently, the final number of shares issued under the 2024 LTPP awards to each eligible NEO on September 30, 2026 was approximately 26.6% of target, as follows:
NAMED EXECUTIVE OFFICER	Target Number of 2024 LTPP Shares	Applicable Payout Percentage of Target	Actual No. of Shares Awarded
Julie Masino	26,026	26.60%	6,922
Craig Pommells	7,374	26.60%	1,961
Richard Wolfson	4,097	26.60%	1,089
Bruce Hoffmeister	2,494	26.60%	663
Donna Roberts	2,964	26.60%	788
Health and Welfare Benefits
We offer a group insurance program consisting of life, disability and health insurance benefit plans that cover all full-time management and administrative employees, and a supplemental group term life insurance program that covers our Named Executive Officers and certain other management personnel. Aside from the annual recalibration of benefit costs and the associated premium changes that affect all participants, no significant changes were made to our health and welfare benefits for our Named Executive Officers during 2026.
Severance and Change in Control Provisions
None of our Named Executive Officers for fiscal year 2026 had an employment agreement other than Ms. Masino, whose agreement governs her arrangements relating to severance and/or a change in control of the Company (a “CIC Transaction”). Our current Chief Executive Officer, David Deno, who was appointed effective August 10, 2026, following the end of our fiscal year 2026, also has an employment agreement, which governs his arrangements related to severance and/or a CIC Transaction. With the exception of Mr. Hisel, our other Named Executive Officers for fiscal year 2026, along with all of the Company’s other executive officers, have entered into (i) severance agreements (“General Severance Agreements”) that govern the terms of their involuntary separation from the Company other than in connection with a CIC Transaction; and (ii) change in control agreements (“CIC Agreements”) that govern their employment by the Company and the terms of their involuntary separation from the Company following a CIC Transaction. Mr. Hisel has entered into a retention and severance agreement (the “Hisel Retention Agreement”), which replaces his former General Severance Agreement. These agreements are summarized as they apply to our Named Executive Officers and our current Chief Executive Officer below. In addition, Mr. Wolfson entered into a separation agreement on May 1, 2026 (the “Wolfson Separation Agreement”) in connection with his retirement from the Company.
The General Severance Agreements are intended to attract and retain executive talent by providing executives with reasonable assurance that if their employment relationship with the Company is involuntarily terminated in certain circumstances other than for cause they will have sufficient resources to be able to transition to other professional opportunities. While the CIC Agreements are intended as a recruitment and retention tool, they are additionally intended to ensure that the Company will have the continued dedication, focus and objectivity from key executives in the event of a proposed CIC Transaction, and thus maintain the alignment of our executives’ interests with those of our shareholders.
The employment agreement with Ms. Masino, the employment agreement with Mr. Deno, the General Severance Agreements, the CIC Agreements, the Hisel Retention Agreement and the Wolfson Separation

Agreement are described in greater detail below. Potential payments pursuant to these agreements to our Named Executive Officers for fiscal year 2026 under various termination scenarios are more fully described under “Executive Compensation — Compensation Tables and Information — Potential Payments Upon Termination or Change in Control” below, including the table on page 49 of this proxy statement.
Severance Benefits Specific to Ms. Masino
For most of 2026, the Company and Ms. Masino were parties to an employment agreement entered into on July 17, 2023 (the “Former Masino Employment Agreement”), pursuant to which Ms. Masino served as the Company’s President and Chief Executive Officer. On July 26, 2026, in connection with our CEO transition, the Company and Ms. Masino terminated the Former Masino Employment Agreement and entered into a transition agreement (the “Masino Transition Agreement”). Under the Masino Transition Agreement, Ms. Masino agreed to continue serving as the Company’s President and Chief Executive Officer until August 10, 2026 (the “Transition Date”), and following the Transition Date, to serve as an employee in an advisory capacity until October 9, 2026 (the “Termination Date”).
In connection with Ms. Masino’s departure from the Company, the Masino Transition Agreement provides that Ms. Masino will be entitled to separation payments and related benefits and treatment of her outstanding unvested equity awards that are consistent with those previously disclosed to be received by her in connection with a termination by the Company without Cause (as defined therein) pursuant to the terms of the Former Masino Employment Agreement. These separation benefits include the following: (i) unpaid base salary through the Termination Date; (ii) an amount equal to 2x Ms. Masino’s base salary and target-level incentive bonus, payable in installments on the same terms and with the same frequency as Ms. Masino’s salary was paid under the Former Masino Employment Agreement; and (iii) her annual cash incentive bonus for 2026, payable at the same time and manner as it would have been paid had Ms. Masino’s employment not been terminated. Additionally, Ms. Masino received accelerated vesting of any unvested stock options and time-vesting equity awards, as well as pro-rated vesting of performance-based restricted shares effective as of the Termination Date, with the payout of such awards, if any, based on actual performance through the end of the applicable performance period. As a condition of receiving these separation benefits, Ms. Masino must execute a comprehensive release of claims against the Company and remain bound by various restrictive covenants.
The Compensation Committee and all independent members of the Board of Directors considered the costs and benefits of the economic and other terms of the arrangement and concluded that it was in the best interests of the Company to enter into the Masino Transition Agreement. In reaching this conclusion our directors considered (i) the understanding of the parties when the Former Masino Employment Agreement was entered into in 2023, (ii) the benefit of a transition period between Ms. Masino’s separation and Mr. Deno’s assumption of the role of Chief Executive Officer; and (iii) Ms. Masino’s understanding of the Company’s business and strategic initiatives.
Severance Benefits Specific to Mr. Deno
The Company and Mr. Deno entered into an employment agreement on July 26, 2026 (the “Deno Employment Agreement”), pursuant to which Mr. Deno began serving as the Company’s President and Chief Executive Officer effective August 10, 2026.
Among other things, the Deno Employment Agreement governs the severance benefits to be received by Mr. Deno. Under the Deno Employment Agreement, Mr. Deno’s employment with the Company is “at will” and either party may terminate the agreement at any time, but Mr. Deno will be entitled to certain severance benefits in the event that his employment with the Company is terminated under certain circumstances.
In the event that Mr. Deno’s employment is terminated by the Company with Cause (as defined in the Deno Employment Agreement) or by Mr. Deno without Good Reason (as defined in the Deno Employment Agreement), the Deno Employment Agreement provides the Company shall pay accrued but unpaid base salary, any compensation previously deferred, accrued but unpaid vacation and reimbursements, any accrued but unpaid cash incentive compensation earned in respect of a prior fiscal year, and other accrued amounts or benefits under the Deno Employment Agreement (the “accrued obligations”) to Mr. Deno. Mr. Deno will forfeit any unearned cash incentive awards and outstanding equity awards (including stock options) that are unvested at the time of such termination.
If Mr. Deno’s employment is terminated by the Company without Cause or by Mr. Deno with Good Reason, the Deno Employment Agreement provides that, in addition to the accrued obligations under the Deno Employment Agreement, Mr. Deno will be entitled to:
•
an amount equal to two times the sum of Mr. Deno’s current base salary and Mr. Deno’s annual cash target-level incentive bonus;

•
a prorated portion of Mr. Deno’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination; and

•
a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA for a period of 24 months.

In addition, if Mr. Deno’s employment is terminated by the Company without Cause (other than due to death or disability) or by Mr. Deno with Good Reason on or before July 26, 2028, Mr. Deno will forfeit all unvested equity awards (other than the one-time time-based RSU and stock option award granted to Mr. Deno in connection with his appointment as President and Chief Executive Officer), and if terminated after July 26, 2028, Mr. Deno’s unvested stock options and time-vesting equity awards will automatically vest as of the time of such termination, and unvested performance awards shall be prorated for service and payable upon conclusion of the applicable performance period based on actual performance.
Change in Control Benefits for Mr. Deno
The Deno Employment Agreement provides certain benefits in the event that Mr. Deno’s employment with the Company is terminated in connection with a change in control. The Deno Employment Agreement contains a “double trigger,” and in the event that a Change in Control of the Company (as defined in the Deno Employment Agreement) occurs during the term of the Deno Employment Agreement, and his employment is terminated without Cause or terminated by Mr. Deno with Good Reason within two years following the Change in Control, Mr. Deno will be entitled to receive:
•
a lump sum payment equal to two times the sum of Mr. Deno’s then-current base salary and Mr. Deno’s annual cash target-level incentive bonus;

•
a prorated portion of Mr. Deno’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination;

•
accelerated vesting of all equity awards (including stock options), with performance-based awards determined as if target-level performance was achieved by the Company as of the date of termination; and

•
a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA on a monthly basis for a period of 24 months.

The Deno Employment Agreement does not entitle Mr. Deno to receive any gross-up payment to reimburse him for any excise tax under Sections 280G and 4999 of the Code, as amended. Mr. Deno will be subject to noncompetition, non-solicitation and confidentiality restrictions following the termination of his employment. The agreement obligates Mr. Deno not to own or work as an employee or consultant for any multi-unit restaurant business that offers full service family or casual dining or to solicit the Company’s employees for a period of two years following the termination of his employment.
General Severance Agreement for other Named Executive Officers
Each Named Executive Officer who is a party to the General Severance Agreement will be entitled to receive severance benefits of 12-18 months’ base salary continuation and continuation of benefits under COBRA (with the executive responsible for paying the premiums), depending on his or her length of service, as a result of the termination of his or her employment by the Company other than for “cause” or by the executive for “good reason” (each as defined in the agreement).

To receive the foregoing benefits, the executive must execute a comprehensive release in favor of the Company, waiving any claims the executive may have against the Company. In addition to obligating the executive to maintain confidentiality of Company information and return all Company property, the General Severance Agreement further contains non-competition covenants that (i) restrict the executive from working with certain competitors for a period of six months; and (ii) soliciting employees of the Company or interfering with the relationship of any customer, supplier or other business relation of the Company for a period of 12 months.
The Severance Agreement has an initial term of three years and will automatically renew each year thereafter unless the Company provides the executive with 90 days’ written notice of its intention not to renew prior to the expiration of the then-current term.
The Hisel Retention Agreement largely incorporates the terms of the General Severance Agreement, but also provides for a retention bonus of $200,000 that is repayable in full by Mr. Hisel in the event of Mr. Hisel’s resignation without good reason prior to August 3, 2028. The Hisel Retention Agreement also provides for a grant of time-based RSUs with a grant date fair value of $1 million, vesting 2/3 on the second anniversary of the grant date and 1/3 on the third anniversary of the grant date, subject to Mr. Hisel’s continued employment.
CIC Agreements
The CIC Agreement becomes effective only in the event of a CIC Transaction, as defined in the agreement. Once it takes effect, the Company agrees to employ the executive, and the executive agrees to remain in the employ of the Company, from the date of a change in control to the earlier to occur of the second anniversary of such change in control or the executive’s normal retirement date. During this period of employment, the Company agrees to provide the executive with (i) base salary at least equal to the highest base salary which the executive was paid during the 24 calendar months immediately prior to the change in control, (ii) the right to participate, at the highest target percentage rate or target participation level at which he or she participated during the 12-month period prior to the change in control, in the Company’s bonus and equity incentive compensation plans; and (iii) the same employee benefits and perquisites which the executive received (or had the right to receive) during the 12 months immediately prior to the date of the change in control.
The CIC Agreement has an indefinite term but may be terminated by the Company upon not less than one year’s prior written notice to the executive if (i) the Company has not received any proposal or indication of interest from a party regarding, nor is the Company’s Board of Directors then considering, a potential change in control transaction; and (ii) the Company terminates the CIC Agreements for all similarly situated executives and not just the individual.
The CIC Agreement is “double trigger”, and no payments or equity awards are paid out immediately upon the change in control. The executive does not have any right to receive any gross-up payment in reimbursement of any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If amounts payable under the CIC Agreement would be subject to such excise tax, then the executive will pay the tax or such amounts will be reduced to a level where the excise tax no longer applies, whichever is more beneficial to the executive. The CIC Agreement contains restrictive covenants, including relating to confidentiality, non-competition, and non-solicitation, that are identical to the ones found in the General Severance Agreement.
In the event that employment is terminated by the Company other than for “cause” or by the executive for “good reason” (each as defined in the CIC Agreement) at any point during the 24 months following a change in control, then, in addition to any accrued and unpaid salary, bonus, benefits and vacation time, the terminated executive is entitled to (i) a lump-sum cash payment equal to two times the sum of his or her annual salary and target annual bonus for the year in which termination occurs, (ii) his or her annual bonus for the year in which termination occurs, pro-rated to his or her actual period of service during that year; (iii) continued health and welfare benefits and perquisites for the two-year period following termination at no greater cost to the executive; and (iv) the payment of the cash-out of his or her equity awards, as described below.

Unless an individual equity award agreement provides the executive with immediate vesting of the award upon a change in control (in which case the terms of such award agreement will apply), under the CIC Agreement, all of the executive’s outstanding and unvested equity awards and accrued dividends at the time of the change in control occurs will be converted to cash at their target level of award, which, depending on the Company’s projected performance at the time of conversion, could be beneficial or detrimental to the executive. The converted cash will earn interest at the rate of 1.5% over the 10-year Treasury Bill rate in effect at the beginning of each month and will be paid to the executive upon the earliest to occur of (i) the second anniversary of the change in control; (ii) the date(s) on which the underlying awards would have otherwise vested or been paid; or (iii) the date of a qualifying termination of the executive’s employment under the CIC Agreement.
Consulting Agreements
In connection with the appointment of Ms. Masino to the position of President and Chief Executive Officer in 2023, the Company entered into Consulting Agreements (each, a “Consulting Agreement”) with certain senior executive officers who serve in key roles supporting the Chief Executive Officer of the Company and who were at or near retirement eligibility (each, a “Consulting Executive”), including Mr. Wolfson and Mr. Hoffmeister. (Mr. Wolfson retired from the Company effective May 1, 2026, and his Consulting Agreement was terminated.) The Consulting Agreements require each Consulting Executive to provide at least six months’ notice of his or her intent to retire or otherwise resign and remain available to consult for the Company for up to one year after termination as directed by the Company, to allow for orderly transition planning of these senior roles and to allow for continued access to these executives’ skill sets following his eventual departure. The Company has the option to terminate the employment of a Consulting Executive prior to the end of the six-month notice period, in which case the applicable Consulting Agreement would be null and void and the termination will constitute a “Qualifying Termination” under his or her respective General Severance Agreement. To the extent the applicable Consulting Executive’s employment is not terminated prior to the end of the six months’ notice period, (i) the General Severance Agreement will automatically be nullified and terminated, and (ii) the Consulting Executive will be obliged to be available to consult with the Company, subject to certain terms and conditions set forth in the applicable Consulting Agreement, for up to one year in exchange for a consulting fee to be paid in installments during the one-year term. The effective result of the foregoing arrangement is that the Company can proceed in the manner it believes is more advantageous to the Company — either severing the employment relationship with the Consulting Executive and triggering the General Severance Agreement or engaging the Consulting Executive for up to an additional year in a consultative capacity.
Wolfson Separation Agreement
On December 5, 2025, Mr. Wolfson notified the Company of his intent to retire on May 5, 2026, as contemplated under the terms of his Consulting Agreement with the Company, dated July 17, 2023. In recognition of a successful transition and succession planning process facilitated by this advance notice, the Board of Directors of the Company determined that Mr. Wolfson could take early retirement on May 1, 2026 and thus would receive pro-rated vesting of the outstanding time-based awards, based upon his time of service, as well as pro-rated vesting of performance-based awards, based on actual performance and his time of service. Mr. Wolfson will also receive the previously disclosed benefits under the Consulting Agreement, which was terminated pursuant to the Wolfson Separation Agreement. As a condition of receiving these separation benefits, Mr. Wolfson executed a comprehensive release of claims against the Company and remains bound by various restrictive covenants.
Perquisites
Other than participation in benefit plans that are broadly applicable to our full-time employees, we provide very limited perquisites and other benefits to our Named Executive Officers. During fiscal 2026, we provided to our executive officers the availability of a concierge medical service. Additionally, we may provide additional benefits to our NEOs in special circumstances, as was the case with Ms. Masino for a limited time in calendar year 2025, during which period the Company provided personal security services to Ms. Masino as appropriate and necessary to address security concerns.

All perquisites that are received by Named Executive Officers are reflected in the Summary Compensation Table on pages 38 – 40 of this proxy statement under the “All Other Compensation” column and related footnote.
As far as other perquisites are concerned, we note that:
•
Named Executive Officers do not have use of a Company vehicle;

•
Named Executive Officers may not schedule the Company aircraft for personal travel;

•
We do not have a defined benefit pension plan or SERP; and

•
We do not provide perquisites that are provided by many other companies, such as club memberships or drivers.

Section 5. Other Executive Compensation Policies and Guidelines
Stock Ownership Guidelines
We have stock ownership guidelines (the “Ownership Guidelines”) that apply to all executive officers and our non-employee directors, and that are posted on our website at www.crackerbarrel.com. The Ownership Guidelines reflect the Compensation Committee’s belief that executives and directors should accumulate a meaningful level of ownership in Company stock to align their interests with shareholders. The Ownership Guidelines are based on a multiple of base salary for executive officers and the base annual cash retainer for non-employee directors. The Chief Executive Officer’s guideline is five times base salary, the Chief Financial Officer’s guideline is three times base salary, and any other executive officer’s guideline is two times base salary. No executive officer may sell or otherwise dispose of any shares until his or her aggregate ownership satisfies these requirements. Our non-employee directors are subject to a guideline of six times the annual base cash retainer paid to such non-employee director. Calculations to determine compliance with the Ownership Guidelines are made during the first quarter of each year, and are based upon (i) with respect to executive officers, each officer’s base salary applicable at the time of such calculation and (ii) the average closing price of the Company’s common stock, as reported by Nasdaq, for each trading day during the last 30 calendar days of the preceding year and the first 30 calendar days of the year in which the calculation is performed. For 2026, the Ownership Guidelines for our Named Executive Officers were as follows:
Executive Officer	Multiple of Base Salary
Julie Masino	5X
Craig Pommells	3X
Douglas Hisel	2X
Richard Wolfson	2X
Bruce Hoffmeister	2X
Donna Roberts	2X
Executive officers and non-employee directors must retain 100% of the net number of shares of common stock acquired (after payment of exercise price, if any, and taxes) upon the exercise of stock options and the vesting of restricted stock or RSUs granted until they achieve compliance with the applicable guideline. Once achieved, ownership of the guideline amount must be maintained for as long as the executive officers and non-employee directors are subject to the Ownership Guidelines. Executive officers and non-employee directors who do not comply with the Ownership Guidelines may not be eligible for future equity awards. If an executive officer or non-employee director falls below the required ownership threshold, he or she is prohibited from selling shares of Company common stock until he or she meets the ownership thresholds.
Policies and Practices Regarding the Grant of Certain Equity Awards
Item 402(x) of Regulation S-K requires the Company to discuss its policies and practices on timing of awards of stock options in relation to the disclosure by the Company of material non-public information.

Equity awards are discretionary and are generally granted to our executive officers in September of each year following the announcement of our earnings for the previous fiscal year. In certain circumstances, including the hiring, promotion or achievement of an exceptional performance of an officer, the Compensation Committee may approve grants at other times during the year. The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards, and we do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. During fiscal year 2026, the Compensation Committee awarded stock options to our NEOs in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q or the filing or furnishing of a current report on Form 8-K that disclosed material non-public information, and ending one business day after the filing or furnishing of such report (the “Designated Periods”). As required by Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information relating to stock options awarded to NEOs in the Designated Periods occurring during fiscal year 2026.
Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award(1) ($/Sh)
Percentage change
in the closing
market price of
the securities
underlying the
award between
the trading day
ending immediately
prior to the
disclosure of
material nonpublic
information and
the trading day
beginning immediately
following the
disclosure of
material nonpublic
information(2)

Julie Masino	9/25/2025	62,432	$43.80	$18.56	2.6%
Craig Pommells	9/25/2025	14,471	$43.80	$18.56	2.6%
Douglas Hisel	9/25/2025	2,909	$43.80	$18.56	2.6%
Richard Wolfson	9/25/2025	11,334	$43.80	$18.56	2.6%
Bruce Hoffmeister	9/25/2025	5,879	$43.80	$18.56	2.6%
Donna Roberts	9/25/2025	6,430	$43.80	$18.56	2.6%

(1)
The grant date fair value of the disclosed stock options is estimated using the Black-Scholes valuation model.

(2)
The closing price per share of our common stock on September 25, 2025 (the trading date ending immediately prior to the filing of our Annual Report on Form 10-K for fiscal year 2025) was $43.80, and the closing price per share of our common stock on September 29, 2025 (the next trading date beginning immediately following the filing of our Annual Report on Form 10-K for fiscal year 2025) was $44.95.

Anti-Hedging and Anti-Pledging Policy
The Company’s anti-hedging and anti-pledging policy (the “Anti-Hedging and Anti-Pledging Policy”) prohibits directors and officers from directly or indirectly engaging in hedging against future declines in the market value of the Company’s securities through the purchase of financial instruments designed to offset such risk and from pledging the Company’s securities as collateral for margin and other loans. The Compensation Committee considers it improper and inappropriate for directors and officers of the Company to engage in hedging transactions to mitigate the impact of changes in the value of the Company’s securities.
Similarly, placing the Company’s securities in a margin account or pledging them as collateral may result in their being sold without the director’s or officer’s consent or at a time when the director or officer is in possession of material nonpublic information of the Company. When any of these types of transactions occurs, the director’s or officer’s incentives and objectives may be less closely aligned with those of the Company’s other shareholders, and the director’s or officer’s incentive to improve the Company’s performance may be (or may appear to be) compromised. Under the Anti-Hedging and Anti-Pledging Policy, no director or officer may, directly or indirectly, engage in any hedging transaction that reduces or limits the director’s or officer’s economic risk with respect to the director’s or officer’s holdings, ownership or interest in the Company’s securities, including outstanding stock options, stock appreciation rights or other compensation awards the value of which are derived from, referenced to or based on the value or market price of the Company’s securities.
Prohibited transactions include the purchase by a director or officer of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a change in market value of the Company’s securities, as well as any transaction that places the Company’s securities in a margin account or pledges them as collateral for loans or other obligations.
Recoupment Provisions
The Company may recover any incentive compensation awarded or paid, including our 2026 Annual Bonus payments, pursuant to an incentive plan based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Compensation Committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault. In addition, the Company may recover any incentive compensation awarded or paid pursuant to any incentive plan based on a participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.
In order to comply with the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and requirements of Nasdaq (including Rule 5608 of the Nasdaq listing rules), the Company has adopted the Cracker Barrel Old Country Store, Inc. Nasdaq Executive Compensation Recovery Policy (“Nasdaq Clawback Policy”). In addition to the Company’s rights of recoupment as outlined above, the Nasdaq Clawback Policy subjects any incentive-based compensation paid to an executive officer after October 3, 2023 to recoupment if and to the extent the same was paid on the basis of financial results in respect of any of our three most recently completed fiscal years, which results were later restated. The Nasdaq Clawback Policy further authorizes the Compensation Committee to use a variety of means to effect any such recoupment, including the withholding of cash compensation, and cancelling, adjusting or offsetting against some or all outstanding vested or unvested equity awards.
Insider Trading Policies
The Company has adopted a Statement of Policy Regarding Insider Trading and integrated Special Trading Procedures Policy that governs the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of the Company’s Statement of Policy Regarding Insider Trading and integrated Special Trading Procedures Policy is filed as an exhibit to our Annual Report on Form 10-K.
Impact of Tax and Accounting Treatments on Compensation
Although the accounting and tax treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to our executive officers, it has been a factor in the compensation mix as well as the design of compensation programs. We have attempted to structure our compensation to maximize the tax benefits to the Company (e.g., deductibility for tax purposes) and to appropriately reward performance. The accounting treatment of differing forms of equity awards presently used to compensate our executives varies. However, the accounting treatment is not expected to have a material effect on the Compensation Committee’s selection of differing types of equity awards.

Sections 280G and 4999
None of our Named Executive Officers have a right under any of their compensation agreements with us or otherwise to receive any gross-up payment to reimburse such executive officer for any excise tax under Sections 280G and 4999 of the Code.
Section 162(m)
While compensation in excess of  $1.0 million per year paid to any of our Named Executive Officers is not deductible for U.S. federal income tax purposes, the Compensation Committee may continue to approve compensation that will not be fully deductible in order to ensure competitive levels of total compensation for our executive officers.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on its review and discussions of the CD&A with management, the Compensation Committee recommended to our Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2026.
This report has been submitted by the members of the Compensation Committee:
Michael Goodwin, Chair
John Garratt
Cheryl Henry
Darryl (“Chip”) Wade
This Compensation Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein.

COMPENSATION TABLES AND INFORMATION
Summary Compensation Table
The following table sets forth information regarding the compensation for the Named Executive Officers during 2026, 2025 and 2024.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Restricted Stock/RSU Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Julie Masino,(7) Former President and Chief Executive Officer	2026	$1,030,000	—	$3,476,187	$1,158,738	$1,031,931	$231,705	$6,928,561
	2025	$1,030,000	—	$2,858,160	$952,746	$1,380,586	$141,123	$6,362,615
	2024	$970,863	—	$4,049,864	—	$1,133,270	$529,714	$6,683,711
Craig Pommells, Senior Vice President and Chief Financial Officer	2026	$632,000	—	$805,745	$268,582	$430,566	$72,803	$2,209,696
	2025	$620,000	—	$790,466	$263,492	$565,102	$72,775	$2,311,835
	2024	$596,154	—	$1,019,972	—	$473,127	$176,992	$2,266,244
Douglas Hisel,(8) Senior Vice President, Store Operations	2026	$383,914	$200,000	$1,274,896	$53,991	$190,000	$22,594	$2,125,395
Richard Wolfson,(9) Former Senior Vice President, General Counsel and Secretary	2026	$420,750	—	$631,114	$210,359	$252,923	$184,662	$1,699,808
	2025	$550,000	—	$515,579	$171,863	$442,324	$40,934	$1,720,701
	2024	$511,699	—	$617,875	—	$358,324	$63,079	$1,550,977
Bruce Hoffmeister, Senior Vice President, Chief Information Officer	2026	$485,000	—	$327,317	$109,114	$252,673	$30,515	$1,204,619
Donna Roberts,(10) Senior Vice President, Chief HR Officer	2026	$439,824	—	$357,977	$119,341	$229,137	$33,715	$1,179,995
	2025	$425,000	—	$350,537	$116,858	$296,223	$35,410	$1,224,027
	2024	$407,372	—	$1,409,965	—	$247,232	$100,485	$2,165,053

(1)
Amounts in this column reflect the actual base salary earned by the NEO in 2026, 2025 and 2024, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table.

(2)
In this column, the amount for Mr. Hisel represents a retention bonus paid pursuant to the Hisel Retention Agreement.

(3)
The amounts disclosed in this column reflect the aggregate grant date fair value of stock and RSU awards for 2026, 2025 and 2024, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Specifically, the amounts provided for 2026 reflect the aggregate grant date fair value of the Named Executive Officer’s (i) time-based awards under the 2026 Time-based RSU; and (ii) target number of performance-based awards under the 2026 LTPP.

For the performance-based awards, the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level). Assuming an outcome of performance conditions at the maximum level for the performance-based awards, the aggregate grant date fair value of all the stock awards made to each Named Executive Officer in 2026 (including the time-based award) are as follows:

Name	Year	Aggregate Grant Date Fair Value at Maximum Performance Level
Julie Masino	2026	$7,369,438
Craig Pommells	2026	$1,708,156
Douglas Hisel	2026	$246,244
Richard Wolfson	2026	$1,337,915
Bruce Hoffmeister	2026	$693,923
Donna Roberts	2026	$758,966

(4)
The amounts shown in this column represent the aggregate grant date fair value of the stock options, computed in accordance with ASC Topic 718, using a Black-Scholes valuation methodology. Set forth below are the assumptions made in determining grant date fair value, which are also discussed in Note 9 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for 2025, filed with the SEC on September 26, 2025.

Grant Date	Volatility (%)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Expected Life (Years)
9/25/2025	50.21	3.81	2.28	6.0

(5)
Amounts in this column reflect payments earned by the NEO in 2026, 2025 and 2024 under our Annual Bonus Plan for such years, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table. In the case of Ms. Masino, half of the amount shown for 2025, or $690,293, was paid in cash. The other half was paid in the form of restricted stock having a grant date value of $690,293 and vesting on September 30, 2026.

(6)
The table below sets forth information regarding each component of compensation included in the “All Other Compensation” column of the Summary Compensation Table above.

(7)
Ms. Masino joined the Company as Chief Executive Officer-Elect on August 7, 2023. The amount included for Ms. Masino in 2024 under the column entitled “Stock Awards” includes a one-time grant of 4,974 shares of restricted stock issued to Ms. Masino upon her joining the Company in 2024. One-third of these shares vested on the first, second and third anniversaries of the grant, respectively.

(8)
The amount included for Mr. Hisel for 2026 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 2,000 shares of restricted stock issued to Mr. Hisel on October 9, 2025. These shares vest on October 9, 2028. In addition, the amount shown includes another one-time grant of 17,519 time-based RSUs issued to Mr. Hisel on July 30, 2026 to incentivize his retention pursuant to the Hisel Retention Agreement. Two-thirds of these shares vest on July 30, 2028, and one-third will vest on July 30, 2029.

(9)
Mr. Wolfson retired from the Company effective May 1, 2026.

(10)
The amount included for Ms. Roberts for 2024 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 14,459 shares of restricted stock issued to Ms. Roberts on September 21, 2023, in recognition of her individual performance and to incentivize her retention. These shares vested in two equal installments on September 30, 2024, and September 30, 2025.

All Other Compensation
Name	Year	Life Insurance(1)	Long-term Disability(1)	Dividend Equivalents on Shares of Restricted Stock(2)	Company Match Under Non-qualified Deferred Compensation Plan	Company Match Under 401(k) Plan	Other(3)	Total
Julie Masino	2026	$1,992	$2,232	$177,911	$17,657	$2,213	$29,700	$231,705
Craig Pommells	2026	$1,992	$2,232	$50,692	$16,011	$1,876	$0	$72,803
Douglas Hisel	2026	$1,248	$1,425	$8,530	$0	$0	$11,391	$22,594
Richard Wolfson	2026	$1,451	$1,565	$28,818	$9,557	$3,021	$140,250	$184,662
Bruce Hoffmeister	2026	$1,691	$1,804	$16,150	$5,573	$5,297	$0	$30,515
Donna Roberts	2026	$1,520	$1,636	$25,126	$2,608	$2,825	$0	$33,715

(1)
We provide supplemental long-term disability insurance and life insurance to our executives and certain other employees. The amounts disclosed in this column represent the premiums paid by the Company on behalf of the NEO.

(2)
The amounts disclosed in this column represent 2026 cash dividend equivalents which were or will be paid to the NEO upon the vesting of (i) the 2026 LTPP and 2025 LTPP awards (at an assumed target level of performance), and (ii) the 2026, 2025, and 2024 Time-based RSU Grants, and (iii) any other time-based RSAs or RSUs granted to an NEO that vested in 2026 or were unvested at the end of 2026. These amounts will be settled in cash upon the vesting of the shares underlying such awards.

(3)
The amount disclosed in this column for Mr. Hisel represents expenses for concierge medical services and proceeds from the repurchase of Mr. Hisel’s shares of Rocking Chair, Inc., a subsidiary of the Company. The amount disclosed in this column for Ms. Masino are related to personal security costs incurred by the Company in calendar year 2025 to address specific threats and safety concerns. The amount disclosed in this column for Mr. Wolfson includes amounts paid to Mr. Wolfson pursuant to the Wolfson Separation Agreement.

Grants of Plan-Based Awards Table
The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers during 2026.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/share)	Grant Date Fair Value of Stock and Option Awards(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julie Masino		$321,875	$1,287,500	$1,287,500
	09/25/25				16,534	52,910	79,365				$43.80
	09/25/25							26,455			$43.80
	09/25/25								62,432	$43.80	$18.56
Craig Pommells		$134,300	$537,200	$537,200
	09/25/25				3,832	12,264	18,396				$43.80
	09/25/25							6,132			$43.80
	09/25/25								14,471	$43.80	$18.56
Douglas Hisel		$47,989	$191,957	$191,957
	09/25/25				770	2,465	3,697				$43.80
	09/25/25							1,232			$43.80
	09/25/25								2,909	$43.80	$18.56
	10/9/2025							2,000			$40.73
	7/30/2026							17,519			$57.08
Richard Wolfson		$78,891	$315,563	$315,563
	09/25/25				3,001	9,606	14,409				$43.80
	09/25/25							4,803			$43.80
	09/25/25								11,334	$43.80	$18.56
Bruce Hoffmeister		$78,813	$315,250	$315,250
	09/25/25				1,556	4,982	7,473				$43.80
	09/25/25							2,491			$43.80
	09/25/25								5,879	$43.80	$18.56
Donna Roberts		$71,471	$285,886	$285,886
	09/25/25				1,702	5,449	8,173				$43.80
	09/25/25							2,724			$43.80
	09/25/25								6,430	$43.80	$18.56

(1)
The amounts shown reflect the possible aggregate payouts under the 2026 annual bonus plan at the “threshold,” “target” and “maximum” levels. Actual payouts to each NEO for 2026 were 80.15% of target and are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a discussion of the 2026 Annual Bonus Plan and the 2026 payouts, see “Executive Compensation — Compensation Discussion and Analysis — 2026 Compensation Programs — Annual Bonus Plan.”

(2)
The amounts shown reflect the possible payouts (at grant date fair value) for the LTPP Awards granted under the 2026 LTPP. The grant date fair value of these awards, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with ASC Topic 718) is the amount reported in the “Stock Awards” column of the Summary Compensation Table. Each Named Executive Officer was eligible to receive up to a maximum of 150% of his or her 2026 LTPP target. For a discussion of the 2026 Long-Term Incentive Program, see “Executive Compensation — 2026 Compensation Programs — Long-Term Incentives.”
(3)
The amounts disclosed in this column reflect the 2026 Time-based RSU Award awarded to each executive in 2026.

(4)
The amounts disclosed in this column reflect the 2026 Stock Option Award awarded to each executive in 2026.

(5)
The exercise price disclosed in this column reflects the closing price of our stock on the grant date.

(6)
The amounts disclosed in this column reflect the aggregate grant date fair value of each RSU and stock option calculated in accordance with ASC Topic 718. For the performance-based stock awards (i.e., the 2026 LTPP), the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level), excluding the effect of estimated forfeitures. For stock options, the grant date fair value was determined using a Black-Scholes valuation methodology. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the RSU and stock option awards, see Note 9 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for 2026.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements with Named Executive Officers
Our employment agreements with Named Executive Officers are further described below.
Employment Agreement with Julie Masino
As described on page 30 of this proxy statement, the Company and Ms. Masino were parties to the Former Masino Employment Agreement until July 26, 2026. Under the Former Masino Employment Agreement, Ms. Masino served as the Company’s President and Chief Executive Officer. As President and Chief Executive Officer, Ms. Masino reported to our Board of Directors, and was nominated annually by our Board of Directors to serve as a director throughout her employment. Ms. Masino received an annual base salary of $1,030,000 and an annual bonus opportunity with a target of not less than 125% of annual base salary. Additionally, with respect to any of the Company’s long-term incentive plans, Ms. Masino’s target aggregate award value under such plans was not less than 360% of her annual base salary. Ms. Masino was eligible to participate in the benefit programs and was entitled to an annual paid vacation commensurate with the Company’s established policy applicable to senior executive officers of the Company.
The Former Masino Employment Agreement provided for certain benefits and imposes certain obligations if the Former Masino Employment Agreement was terminated without “cause” or “good reason” (as defined in the Former Masino Employment Agreement) and contains certain rights in the event of a change in control of the Company. In connection with Ms. Masino’s departure from the Company, Ms. Masino entered into the Masino Transition Agreement on July 26, 2026 as described on page 30 of this proxy statement. The Masino Transition Agreement provides that Ms. Masino is entitled to separation payments and related benefits and treatment of her outstanding unvested equity awards that are substantially consistent with the terms of the Masino Employment Agreement.
Employment Agreement with David Deno
As described on pages 30 – 31 of this proxy statement, the Company and Mr. Deno are parties to the Deno Employment Agreement. Under the Deno Employment Agreement, Mr. Deno currently serves as the Company’s President and Chief Executive Officer. As President and Chief Executive Officer, Mr. Deno reports to our Board of Directors, and will be nominated annually by our Board of Directors to serve as a director throughout his employment. Mr. Deno receives an annual base salary of $1,000,000 and an annual bonus opportunity with a target of not less than 125% of annual base salary. Additionally, with respect to any of the Company’s long-term incentive plans, Mr. Deno’s target aggregate award value under such plans is not less than 360% of his annual base salary. Mr. Deno is eligible to participate in the benefit programs and will be entitled to an annual paid vacation commensurate with the Company’s established policy applicable to senior executive officers of the Company. Future adjustments to salary, annual bonus and long-term incentive awards to Mr. Deno will be as recommended by the Compensation Committee and approved by our Board of Directors.
As described on pages 30 – 31 of this proxy statement, the Deno Employment Agreement provides for certain benefits and imposes certain obligations if the Deno Employment Agreement is terminated without “cause” or “good reason” (as defined in the Deno Employment Agreement) and contains certain rights in the event of a change in control of the Company.
Severance Plan and Management Retention Agreements
As described on pages 31 – 33 of this proxy statement, our executive officers, including all of our Named Executive Officers other than Ms. Masino, are parties to the General Severance Agreement (or an agreement providing for equivalent benefits, in the case of Mr. Hisel) and a CIC Agreement, which provide them with certain benefits and impose on them certain obligations in the event their employment is terminated without “cause” or “good reason” (as defined in these agreements), either in the normal course or following a change in control of the Company, respectively. For the reasons described previously, we believe that these agreements are important tools in recruiting and retaining key executives and that the CIC Agreement appropriately aligns the interests of our executives and our shareholders in connection with an actual or potential change of control transaction.
As described on page 33 of this proxy statement, Mr. Wolfson is party to the Wolfson Separation Agreement, which provides Mr. Wolfson with certain benefits and impose on him certain obligations in connection with his retirement.
Consulting Agreements
As described on page 33 of this proxy statement, in connection with the CEO transition in 2023, the Company entered into Consulting Agreements with certain senior executive officers who serve in key roles supporting the Chief Executive Officer of the Company and who were at or near retirement eligibility, including Mr. Wolfson and Mr. Hoffmeister. The Consulting Agreements were intended to ensure that the Consulting Executives provide substantial notice of any intent to leave the Company and provide the Company with the unilateral option to have continued access to their services, knowledge, and experience after their employment relationship with the Company has ended.

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding equity awards held by the Named Executive Officers as of July 31, 2026.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Of Stock That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(16)
Julie Masino								21,028(1)	$1,185,769
								30,297(2)	$1,708,448
								26,026(3)	$1,467,606
						26,455(4)	$1,491,797
						13,819(5)	$779,253
						8,675(6)	$489,183
						1,658(9)	$93,495
						15,760(10)	$888,706
	0(7)	62,432(7)	0	$43.80	9/25/2035
	17,812(8)	35,623(8)	0	$45.96	9/30/2034
Craig Pommells								12,264(1)	$691,567
								11,466(2)	$646,568
								7,374(3)	$415,820
						6,132(4)	$345,783
						3,822(5)	$215,523
						2,458(6)	$138,607
						9,684(11)	$546,081
	0(7)	14,471(7)	0	$43.80	9/25/2035
	4926(8)	9,852(8)	0	$45.96	9/30/2034
Douglas Hisel								2,465(1)	$139,001
								580(3)	$32,706
						1,232(4)	$69,472
						1,084(4)	$61,127
						1,211(5)	$68,288
						500(12)	$28,195
						2,000(13)	$112,780
						17,519(14)	$987,896
	0(7)	0(7)	0	$43.80	9/25/2035
Richard Wolfson								2,401(1)	$135,392
								4,362(2)	$245,973
								4,097(3)	$231,030
						2,200(4)	$124,058
						1,817(5)	$102,461
						1,365(6)	$76,972
	0(7)	5,193(7)	0	$43.80	9/25/2035
	3213(8)	4,685(8)	0	$45.96	9/30/2034

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Of Stock That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(16)
Bruce Hoffmeister								4,982(1)	$280,935
								4,650(2)	$262,214
								2,494(3)	$140,637
						2,491(4)	$140,467
						1,550(5)	$87,405
						831(6)	$46,860
	0(7)	5,879(7)	0	$43.80	9/25/2035
	1,998(8)	3,996(8)	0	$45.96	9/30/2034
Donna Roberts								5,449(1)	$307,269
								5,085(2)	$286,743
								2,964(3)	$167,140
						2,724(4)	$153,606
						1,695(5)	$95,581
						988(6)	$55,713
						7,229(15)	$407,643
	0(7)	6,430(7)	0	$43.80	9/25/2035
	2,185(8)	4,369(8)	0	$45.96	9/30/2034

(1)
This award represents the 2026 LTPP Award. The 2026 LTPP Award has a three-year performance period, which ends on July 28, 2028. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(2)
This award represents the 2025 LTPP Award. The 2025 LTPP Award has a three-year performance period, which ends on July 30, 2027. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(3)
This award represents the 2024 LTPP Award. The 2024 LTPP Award has a three-year performance period, which ends on July 31, 2026. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(4)
This award represents the 2026 Time-based RSU Grant. This award vests in equal installments over a three-year period, on September 30, 2026, September 30, 2027, and September 30, 2028, so long as the NEO remains employed by the Company on such dates.

(5)
This award represents the 2025 Time-based RSU Grant. This award vests in equal installments over a three-year period, with the first vesting having occurred on September 30, 2025. The remaining shares will vest on September 30, 2026, and September 30, 2027, so long as the NEO remains employed by the Company on such dates.

(6)
This award represents the 2024 Time-based RSU Grant. This award vested in equal installments on September 30 of 2024, 2025 and, 2026, respectively, so long as the NEO remains employed by the Company on such date.

(7)
This option award represents the 2026 Stock Option Award. This award vests in equal installments over a three-year period, on September 30 of 2026, 2027 and 2028, so long as the NEO remains employed by the Company on such dates.

(8)
This option award represents the 2025 Stock Option Award. This award vests in equal installments over a three-year period, with the first vesting having occurred on September 30, 2025. The remaining shares will vest on September 30, 2026, and September 30, 2027, so long as the NEO remains employed by the Company on such dates.

(9)
This is a restricted stock award (“RSA”) granted to Ms. Masino upon joining the company in fiscal 2024. This award vested in two equal installments on August 7, 2025 and August 7, 2026.

(10)
This is an RSA granted to Ms. Masino in fiscal 2026 which represented 50% of the bonus she would have received in fiscal year 2025. This award vested on September 30, 2026.

(11)
This is an RSA granted to Mr. Pommells in fiscal 2023. The award vested in two equal installments on September 30, 2025 and September 30, 2026, respectively.

(12)
This is an RSA granted to Mr. Hisel in fiscal 2025. The award will cliff-vest at the end of three years on December 19, 2027.

(13)
This is an RSA granted to Mr. Hisel in fiscal 2026. The award will cliff-vest at the end of three years on October 9, 2028.

(14)
This is a time-based RSU award granted to Mr. Hisel in fiscal 2026. The award will vest in two installments, with the first two thirds vesting on July 30, 2028 and the remaining shares vesting on July 30, 2029.

(15)
This is an RSA granted to Ms. Roberts in fiscal 2024. This award vested in two equal installments on September 30, 2025 and September 30, 2026, respectively.

(16)
The amounts disclosed in this column reflect the aggregate market value determined based on a per share price of $56.39, the closing price for our common stock as quoted on the Nasdaq Global Select Market on July 31, 2026.

Option Exercises and Stock Vested Table
The following table sets forth information, for the Named Executive Officers, regarding the number of shares acquired upon the vesting of share-based awards and the value realized, each before payment of any applicable withholding tax and broker commissions. No stock options were exercised by Named Executive Officers in 2026.
	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
Julie Masino	17,244	$782,187
Craig Pommells	16,261	$716,460
Douglas Hisel	164	$7,226
Richard Wolfson	4,733	$208,536
Bruce Hoffmeister	2,718	$119,755
Donna Roberts	10,364	$456,638

(1)
Value is based on the closing price of a share of the Company’s common stock on the vesting date.

Equity Compensation Plan Information
The following table sets forth information with respect to our equity plans as of July 31, 2026.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	Options – 207,516	$44.86	2,144,558
	Full Value – 573,005(2)	—
Equity compensation plans not approved by security holders	Options – 0	—	—
	Full Value – 0	—	—
Total	Options – 207,516	$44.86	—
	Full Value – 573,005(2)	—	2,144,558

(1)
The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSU or restricted stock awards, which have no exercise price.

(2)
Includes target awards under the 2026, 2025, and 2024 LTPP Grants, and representing a total of 205,546 shares of common stock. Actual share awards, if any, will be made at the end of the applicable performance period for each of these plans. Also includes all unvested Time-based RSU Grants to Company executives and members of the Board of Directors, representing a total of  367,459 shares of common stock.

Non-Qualified Deferred Compensation
We maintain a non-qualified deferred compensation plan for our executive officers and certain employees. The deferred compensation plan permits participants to voluntarily defer receipt of up to 50% of their compensation and up to 100% of their performance-based compensation. These deferrals are fully funded from deductions from the participants’ applicable payroll or bonus checks. Amounts deferred under the deferred compensation plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the plan or on such other dates specified in the plan. Deferred amounts earn rates of return based on the performance of several investment alternatives selected by the participant. These investment alternatives mirror those available to all eligible employees under our 401(k) plan. We also provide a 25% match of the participants’ contributions up to 6% of their compensation (i.e., a maximum match of 1.5% of their compensation). The following table provides additional information regarding the deferred compensation accounts for each Named Executive Officer, including the voluntary contributions made by the Named Executive Officers and by the Company to the non-qualified deferred compensation plan during 2026 and the aggregate deferred compensation balance as of the end of our year ended July 31, 2026. All amounts have been rounded to the nearest dollar, and any failure to sum in the last column is due to rounding.

Name	Aggregate Balance at Beginning FY ($)	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Julie Masino	$214,892	$88,283	$17,657	$39,770	$0	$360,602
Craig Pommells	$211,257	$81,314	$16,011	$38,307	$0	$346,889
Douglas Hisel	$0	$0	$0	$0	$0	$0
Richard Wolfson	$496,174	$53,774	$9,557	$83,817	$0	$643,322
Bruce Hoffmeister	$170,490	$40,851	$5,573	$15,728	$0	$232,641
Donna Roberts	$651,291	$13,039	$2,608	$99,052	$0	$765,990

(1)
Executive contributions are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2026 in the Summary Compensation Table.

(2)
Company contributions are included in the “All Other Compensation” column for 2026 in the Summary Compensation Table.

(3)
The earnings reflected in this column represent investment earnings or losses from voluntary deferrals and Company contributions, as applicable, based on the results of the investment choices made by the Named Executive Officers. As noted above, the investment options available under the deferred compensation plan mirror the investment options that are available to all eligible employees in the 401(k) plan. Because the Named Executive Officers do not receive preferential or above-market rates of return under the deferred compensation plan, earnings under the deferred compensation plan are not included in the Summary Compensation Table.

(4)
The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Ms. Masino, $233,519; Mr. Pommells, $194,900; Mr. Wolfson, $390,866; Mr. Hoffmeister, $141,491, and Ms. Roberts, $180,215. These amounts reflect actual amounts reported and do not include accumulated earnings.

Potential Payments Upon Termination or Change in Control
Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to certain of our Named Executive Officers include death, disability, termination of employment by us without cause, termination by the Named Executive Officer for good reason or a change in control of the Company.
In order for a Named Executive Officer to receive the payment and benefits to which he or she is entitled pursuant to any applicable employment agreement or our severance policy, he or she must execute and deliver to us a release of claims against the Company in a form prescribed by the agreement itself. Named Executive Officers are subject to certain restrictive covenants (including, without limitation, non-competition, non-solicitation, non-disparagement and confidentiality covenants). In the event a Named Executive Officer breaches any applicable restrictive covenant, we have the contractual right to cease making any future payments or providing any other benefits to the Named Executive Officer and will consider pursuing legal and equitable remedies available to us under any applicable employment agreement and applicable law.
The following table sets forth payments and benefits that may be received by our Named Executive Officers under any existing employment agreement, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change in control of the Company. The following information has been prepared based on the assumption that the Named Executive Officer was terminated, or a change in control of the Company occurred, on July 31, 2026. The closing price for our common stock on July 31, 2026 was $56.39.

Name	Termination for Cause(1)	Death or Disability(1)(2)	Retirement(3)	Involuntary Termination (without cause or for good(1)(2) reason) before CIC	Involuntary Termination (without cause or for good reason) after CIC(1)(2)
Julie Masino	$0	$8,248,637		$15,016,957	$18,122,673
Craig Pommells	$0	$2,896,087		$632,000	$5,986,369
Douglas Hisel	$0	$422,304		$360,000	$2,717,442
Richard Wolfson	$0	$1,390,292	$2,061,451	$561,000	$2,927,521
Bruce Hoffmeister	$0	$932,349	$991,455	$485,000	$2,801,667
Donna Roberts	$0	$1,451,414		$434,000	$3,191,353

(1)
With respect to Ms. Masino, the applicable amounts are determined based on the Masino Transition Agreement. With respect to the other Named Executive Officers, the applicable amounts are determined based on their respective General Severance Agreement (or with respect to Mr. Hisel, equivalent agreement) and CIC Agreement.

(2)
To the extent that the amounts reflected in this column include the value of any performance-based long term incentive awards that would receive accelerated or continued vesting at or following termination, such value has been calculated assuming a target level of achievement. To the extent that the amounts reflected in this column include the value of any health and welfare benefits or perquisites, (e.g., continued medical, dental, vision, life, or long-term disability insurance, financial planning, executive physicals, cell-phone reimbursement or subscription services) such value has been calculated (i) based on the amounts that were actually paid by, to or on behalf of the NEO for such benefits and perquisites in 2026 as reflected in the Summary Compensation Table; and (ii) are for the length of time that the Company is obliged to continue such benefits and perquisites pursuant to the terms of the underlying employment, severance and/or CIC Agreements as discussed in this proxy statement.

(3)
Of our NEOs, only Mr. Hoffmeister was retirement-eligible under Company policy at the end of 2026.

Director Compensation Table
The table below sets forth the 2026 compensation of non-employee directors, which is described in greater detail beginning on page 13 of this proxy statement. We have no non-equity incentive plan for non-employee directors and, during 2026, no director received an option award.
Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Carl Berquist	$169,000	$204,981		$2,079	$5,920	$381,980
Jody Bilney	$114,000	$139,978		$0	$4,043	$258,021
Stephen Bramlage	$97,670	$139,978		$0	$4,043	$241,691
Gilbert Dávila(4)	$59,080	$0		$0	$0	$59,080
John Garratt	$122,500	$139,978		$0	$4,043	$266,521
Michael Goodwin	$110,593	$139,978		$0	$4,043	$254,614
Cheryl Henry	$102,500	$139,978		$28	$4,043	$246,549
Gisel Ruiz	$104,000	$139,978		$0	$4,043	$248,021
Darryl “Chip” Wade	$112,500	$139,978		$0	$4,043	$256,521

(1)
The amounts disclosed in this column reflect the aggregate grant date fair value of the RSUs granted on November 20, 2025, calculated in accordance with ASC Topic 718. On November 20, 2025, in accordance with our director compensation policy described under “Board of Directors and

Committees — Compensation of Directors,” each non-employee director received a grant of RSUs having a value approximately equal to $140,000, with the number of RSUs (rounded down to the nearest whole share) included in such grant to be determined based on the closing price of our common stock on November 20, 2025. In addition, Mr. Berquist received an additional grant of RSUs having a value approximately equal to $65,000, with the number of RSUs (rounded down to the nearest whole share) included in such grant to be determined based on the closing price of our common stock on November 20, 2025. All awards vest in their entirety one year from the date of the grant. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2026.
(2)
At year-end, the aggregate number of outstanding RSU awards held by each non-employee director was as follows: Mr. Berquist, 7,893 RSUs; Ms. Bilney, 5,390 RSUs; Mr. Bramlage, 5,390 RSUs; Mr. Garratt, 5,390 RSUs; Mr. Goodwin, 5,390; Ms. Henry, 5,390 RSUs; Ms. Ruiz, 5,390 RSUs; and Mr. Wade, 5,390 RSUs.

(3)
Reflects (i) matching of charitable donations of up to $1,000 paid to a charitable organization of the director’s choice pursuant to our Board of Directors matching grant program, and (ii) dividend equivalents accrued in respect of unvested RSUs held by a director during 2026. A portion of these dividend equivalents were settled in cash upon the vesting of RSUs that were granted in 2025. The remaining portion corresponds to dividend equivalents which were accrued on RSUs granted in 2026 and which will be settled in cash upon the vesting of such RSUs in 2027.

(4)
Mr. Dávila resigned from our Board on November 20, 2025.

Ms. Masino, our former President and Chief Executive Officer, who served in that role and as a director throughout 2026, was compensated pursuant to her employment agreement, the Masino Transition Agreement and certain benefit plans described under “Executive Compensation” above. She did not receive additional benefits as a result of her service on our Board of Directors.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee (1) was an officer or employee of the Company during 2026, (2) was formerly an officer of the Company, or (3) had any relationships requiring disclosure by us under applicable SEC regulations. None of our executive officers has served on the board of directors or on the compensation committee of any other entity any of whose executive officers served either on our Board of Directors or on our Compensation Committee.
CEO Pay Ratio
As mandated by federal law and related SEC rules, we are providing the ratio of the annual total compensation of Ms. Masino, who was our President and Chief Executive Officer during 2026, to that of the median of the annual total compensation of all other employees (“Pay Ratio Disclosure”).
For 2026, Ms. Masino’s annual total compensation was approximately 239 times that of the median of the annual total compensation of all other employees.
To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our former Chief Executive Officer, we took the following steps:
1.   The bulk of our employee population is comprised of restaurant and retail employees who are paid hourly. Our restaurant and retail employment opportunities provide significant flexibility to our employees, many of whom seek accommodating work schedules, supplemental income, or social connection, although such flexible and part-time employment has the effect of lowering the annual total compensation for our median employee. We identified the median employee by examining the tax and payroll records of our entire employee population, excluding our Chief Executive Officer, as of June 26, 2026 (which is the last day of the last payroll cycle in June). Based on seasonal traffic patterns in our restaurants, we believe that, under normal circumstances, June is the month that is most representative of hours worked for the full year, occurring at a time when the summer travel season tends to drive increased traffic in our stores but not at a time that typically sees extraordinarily high traffic that would distort the calculation, such as the Thanksgiving holidays. Other than Ms. Masino, all employees of the Company and its subsidiaries were considered in our identification of the median employee.
2.   To identify the median employee from our employee population, we compared the amount of gross wages (including reported tips) of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2. No cost-of-living adjustments were made to determine the median employee. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, nor did we annualize the compensation for any employees who were not employed by us for all of 2026. We believe the use of gross wages for all employees is a consistently applied compensation measure.
3.   We identified our median employee by using this compensation measure, which we consistently applied to all our employees included in the calculation. Based on this methodology, our median employee was identified as a server in one of our restaurants who in 2026 was paid on an hourly basis and worked approximately 1,319 hours (or approximately 25 hours per week over a 52-week fiscal year).
4.   After we had identified our median employee, we combined all of the elements of such employee’s compensation for 2026 in accordance with the requirements of Item 402(u)(2) of Regulation S-K, resulting in annual total compensation of $29,005.
5.   With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column for 2026 in the “Summary Compensation Table,” above.
We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described above. The SEC rules governing pay ratio disclosure allow companies to apply numerous different methodologies, exclusions and reasonable assumptions, adjustments and estimates that reflect their compensation practices. For that reason, shareholders should use caution in attempting to use the pay ratio reported above as a basis for comparison with other companies, as they may have different employment and compensation practices and might use various methodologies, exclusions, assumptions, adjustments and estimates in calculating their own pay ratios. For similar reasons, our executive compensation process has not included an examination of our pay ratio. We have provided this pay ratio information for compliance purposes, and neither the Compensation Committee nor Company management have used the pay ratio measure to influence compensation actions or decisions.
Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee has not historically and does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our Compensation Discussion & Analysis.

Pay Versus Performance Table
Year(1)	Summary Compensation Table Total for PEO(2)(7)	Summary Compensation Table Total for Former PEO(2)(7)	Compensation Actually Paid to PEO(3)	Compensation Actually Paid to Former PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)(7)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on:(4)		GAAP Net Income ($mil.)	Adjusted EBITDA(6) ($mil.)
							Cracker Barrel Total Shareholder Return	Peer Group Total Shareholder Return(5)
FY2026	$6,928,561	—	$5,493,431	—	$1,683,903	$1,015,421	$51	$150	$31.7	$196.4
FY2025	$6,362,615	—	$8,008,930	—	$1,664,873	$2,133,764	$52	$157	$46.4	$227.8
FY2024	$6,683,711	$8,031,417	$4,666,545	$2,541,766	$1,808,547	$667,303	$36	$150	$40.9	$211.6
FY2023	—	$8,271,679	—	$6,097,940	$2,324,897	$1,996,219	$76	$106	$99.1	$252.3
FY2022	—	$6,964,276	—	$2,980,818	$1,207,463	$820,067	$73	$85	$131.9	$264.8

(1)
Julie Masino has been the PEO since she succeeded the former PEO, Sandra B. Cochran, on November 1, 2023, during Fiscal Year 2024. Sandra B. Cochran served as the PEO for Fiscal Years 2022-2023 and part of Fiscal Year 2024 until she retired on November 1, 2023. Our Non-PEO NEOs for the applicable fiscal years were as follows:

•
FY2026: Craig Pommells, Douglas Hisel, Richard Wolfson, Bruce Hoffmeister, and Donna Roberts

•
FY2025: Craig Pommells, Richard Wolfson, Cammie Spillyards-Schaefer, and Laura Daily

•
FY2024: Craig Pommells, Donna Roberts, Richard Wolfson, and Laura Daily

•
FY2023: Craig Pommells, Cammie Spillyards-Schaefer, Laura Daily, and Richard Wolfson

•
FY2022: P. Douglas Couvillion, Craig Pommells, Richard Wolfson, Jennifer Tate, and Laura Daily

(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our current PEO, Ms. Masino, (ii) our former PEO, Ms. Cochran, and (iii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs reported for the applicable year.

(3)
Amounts reported in these columns represent compensation actually paid; adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for our current PEO, Ms. Masino, former PEO, Ms. Cochran, and for the average of the Non-PEO NEOs is set forth in the following table, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP Amounts from SCT amounts.

	Fiscal Year 2026		Fiscal Year 2025		Fiscal Year 2024			Fiscal Year 2023		Fiscal Year 2022
	PEO (Masino)	Average Non-PEO NEOs	PEO (Masino)	Average Non-PEO NEOs	PEO (Masino)	PEO (Cochran)	Average Non-PEO NEOs	PEO (Cochran)	Average Non-PEO NEOs	PEO (Cochran)	Average Non-PEO NEOs
Summary Compensation Table Total	$6,928,561	$1,683,903	$6,362,615	$1,664,873	$6,683,711	$8,031,417	$1,808,547	$8,271,679	$2,324,897	$6,964,276	$1,207,463
Minus Change in Pension Value Reported in SCT for the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Plus Pension Value Service Cost for the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Minus Stock Award Value & Option Award Value Reported in SCT for the Fiscal Year	$4,634,925	$831,687	$3,810,907	$679,443	$4,049,864	$4,699,975	$874,442	$4,985,393	$1,492,391	$4,878,994	$674,621
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$6,097,156	$670,972	$4,130,694	$654,480	$2,032,698	$2,380,843	$468,286	$2,828,906	$1,149,961	$2,957,590	$416,251
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$(2,483,499)	$(320,211)	$1,335,064	$478,156	$0	$(2,291,687)	$(673,518)	$(67,220)	$(7,090)	$(2,127,771)	$(182,339)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0	$15,854	$0	$41,473
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year	$(413,862)	$(130,067)	$(8,537)	$15,697	$0	$(878,832)	$(61,569)	$49,968	$4,988	$65,717	$11,841
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year (including equity forfeited)	$0	$57,489	$0	$0	$0	$0	$0	$0	$0	$0	$0
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$5,493,431	$1,015,421	$8,008,930	$2,133,764	$4,666,545	$2,541,766	$667,303	$6,097,940	$1,996,219	$2,980,818	$820,067
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(4)
Total Shareholder Return (TSR) is cumulative for the measurement periods beginning on July 30, 2021 and ending on each of our 2022, 2023, 2024, 2025, and 2026 fiscal year ends, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(5)
“Peer Group” represents the S&P 400 Restaurants Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

(6)
Adjusted EBITDA is our company-selected measure. Values shown reflect adjusted EBITDA as calculated for purposes of our Annual Bonus Plan for the applicable reporting fiscal year. Adjusted EBITDA is a non-GAAP financial measure. For a definition of adjusted EBITDA and a reconciliation of this non-GAAP financial measure to the most comparable GAAP financial measure, and an explanation of why we believe adjusted EBITDA presents useful information to investors, see Appendix A.

(7)
Dividend equivalents which were or will be paid to NEOs upon vesting of LTPP awards, time-based RSU grants, or other time-based RSA grants that vested or were unvested as of the end of each fiscal year end are included in the Summary Compensation Table; see footnote 2 of the All Other Compensation table for an explanation.

Performance Measures Used to Link Company Performance and CAP.   The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for Fiscal 2026. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.
Adjusted EBITDA (CSM)
Adjusted Operating Income
Total Shareholder Return
Relationship between CAP and TSR.   The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP for the current and former PEO and Non-PEO NEOs and our TSR.

CAP vs Total Shareholder Return

PEO CAP (J. Masino)
PEO CAP (S. Cochran)
Avg. Other NEOs CAP
Cracker Barrel TSR
S&P 400 Restaurants Index TSR
Total Shareholder Return (TSR)
Compensation Actually Paid ($ millions)
$250
$200
$150
$100
$50
$0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$85
$106
$150
$157
$150
$73
$76
$36
$52
$51
$3.0
$0.8
$6.1
$2.0
$4.7
$2.5
$0.7
$8.0
$2.1
$5.5
$1.0
July 30, 2021
FY2022
July 29, 2022
FY2023
July 28, 2023
FY2024
Aug 2, 2024
FY2025
Aug 1, 2025
FY2026
July 31, 2026

Relationship between CAP and GAAP Net Income.   The graph below reflects the relationship between the current and former PEO and Average Non-PEO NEOs CAP and our GAAP Net Income.
Relationship between CAP and Adjusted EBITDA (our Company-Selected Measure).   The graph below reflects the relationship between the current and former PEO and Average Non-PEO NEOs CAP and the Company’s Adjusted EBITDA.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
Our Board of Directors has assigned responsibility for reviewing related party transactions to the Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between us or our subsidiaries and any director or officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. In addition, the directors are required annually to complete a detailed questionnaire that is designed to elicit disclosure of any potential related party relationships or transactions and to ensure that directors meet the applicable requirements established by Nasdaq and the SEC. The Audit Committee reports to our Board of Directors, for its review, on all related party transactions considered.
During 2026, there were no transactions or business relationships in which we were a participant and in which any of our executive officers, directors or director nominees had a material interest that would require disclosure under applicable SEC regulations, and no transactions requiring such disclosure are currently proposed.
Code of Ethics
The Company’s Code of Business Conduct and Ethics may be viewed on our website at www.crackerbarrel.com. With respect to conflicts of interest that may arise from time to time between us and any of our executive officers or directors, our Code of Business Conduct and Ethics states that if the alleged violation involves an executive officer or a director, the Audit Committee or the full Board of Directors, as appropriate, will determine whether a violation of the Code of Business Conduct and Ethics has occurred and, if so, will determine the disciplinary measures to be taken against that executive officer or director. The directors expect that each of them will disclose actual or potential conflicts of interest. Not less than annually, each director affirms the existence or absence of actual or potential conflicts, and that affirmation is reported to the Nominating and Corporate Governance Committee and to the Audit Committee.
The Company’s Financial Code of Ethics, which was formerly a separate policy, was consolidated into the Code of Business Conduct and Ethics and applies to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Any amendments to, or a waiver from, a provision of the financial code of ethics section of our Code of Business Conduct and Ethics will be posted on our website.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of our common stock to file reports of ownership and changes in ownership with the SEC and Nasdaq. Based solely on our review of those reports and written representations from our executive officers and directors, the Company is aware of no late Section 16(a) filings for the last fiscal year other than a late Form 4 reporting shares of common stock withheld to satisfy tax obligations in connection with the vesting of a previously reported award on January 17, 2026 for Jim Mark Spurgin. The Form 4 was filed 4 days late due to an administrative oversight.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information for those who, as of September 28, 2026, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on approximately 22,352,430 shares of our common stock outstanding as of September 28, 2026.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	3,317,812(1)	14.8%
D.E. Shaw & Co., L.P. Two Manhattan West 375 Ninth Avenue, 52nd Floor New York, NY	1,631,772(2)	7.3%
Vanguard Capital Management 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,141,327(3)	5.1%

(1)
Based solely on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on April 30, 2025. BlackRock, Inc. reported sole voting power with respect to 3,278,170 shares and sole dispositive power with respect to 3,317,812 shares. Includes shares beneficially owned by BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. BlackRock, Inc. reported that Blackrock Fund Advisors beneficially owns 5% or greater of the outstanding shares reported on the Schedule 13G/A.

(2)
Based solely on information jointly reported by D. E. Shaw & Co., L.P., D. E. Shaw & Co., L.L.C., D.E. Shaw Valence Portfolios, L.L.C. and David E. Shaw on an amendment to Schedule 13G filed with the SEC on July 13, 2026. D. E. Shaw & Co., L.P. and David E. Shaw reported shared voting power and shared dispositive power with respect to 1,631,772 shares, D. E. Shaw & Co., L.L.C. reported shared voting power and shared dispositive power with respect to 1,626,094 shares, and D.E. Shaw Valence Portfolios, L.L.C. reported shared voting power and shared dispositive power with respect to 1,117,863 shares.

(3)
Based solely on information reported by Vanguard Capital Management on a Schedule 13G filed with the SEC on April 29, 2026. Vanguard Capital Management reported sole voting power with respect to 161,889 shares and sole dispositive power with respect to 1,141,327 shares. Shares reported include shares owned by Vanguard Capital Management LLC and affiliates of Vanguard Capital Management LLC or business divisions of such affiliates.

Security Ownership of Management
The following table presents information regarding the number of shares of our common stock beneficially owned, as of September 21, 2026, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned(1)(2)	Percent of Class
Carl Berquist	21,864	*
Jody Bilney	11,591	*
Stephen Bramlage	6,678	*
John Garratt	9,933	*
Michael Goodwin	8,328	*
Cheryl Henry	9,816	*
Douglas Hisel	1,477	*
Bruce Hoffmeister	10,601	*
Julie Masino	81,792	*
Craig Pommells	39,024	*
Donna Roberts	22,925	*
Gisel Ruiz	13,213	*
Darryl “Chip” Wade	12,666	*
Richard Wolfson	29,626	*
All executive officers and directors as a group (18 persons)	287,512	1.3%

*
Less than one percent.

(1)
The address for each listed director and officer is Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Dr., Lebanon, TN 37087

(2)
Includes the following number of shares of restricted stock or RSUs exercisable by the named holders within 60 days of September 21, 2026, including shares vesting on September 21, 2026, at a target level of performance. The gross amount of shares at target payout is listed. Some of these shares will be sold to satisfy tax withholding requirements, and, to the extent that these shares vest based on performance, may be further adjusted to reflect actual performance:

Name of Beneficial Owner	Number of Shares
Carl Berquist	7,893
Jody Bilney	5,390
Stephen Bramlage	5,390
John Garratt	5,390
Michael Goodwin	5,390
Cheryl Henry	5,390
Douglas Hisel	1,352
Bruce Hoffmeister	4,930
Julie Masino	66,188
Craig Pommells	23,471
Donna Roberts	12,937
Gisel Ruiz	5,390
Darryl “Chip” Wade	5,390
Richard Wolfson	8,804
All executive officers and directors as a group (18 persons)	168,067
The shares described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person. The number of shares of common stock beneficially owned by each holder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of such shares does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares.

PROPOSAL 1: ELECTION OF DIRECTORS
Board Structure
Pursuant to our Charter, our Board of Directors must consist of at least five directors, but the exact number is set by a majority of our Board of Directors. Our Board of Directors currently has set the size of our Board of Directors at nine members. All current members of our Board of Directors are nominees for election to our Board of Directors.
Director Nominations and Qualifications
The Nominating and Corporate Governance Committee identifies, recruits, and recommends to our Board of Directors only those candidates that the Nominating and Corporate Governance Committee believes are qualified to become members of our Board of Directors consistent with the criteria for selection of new directors adopted from time to time by our Board of Directors. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, marketing, finance and other areas that are relevant to our business. In addition, the Nominating and Corporate Governance Committee desires to recommend candidates with the interpersonal skills and attributes that will foster a collaborative decision-making environment. The Nominating and Corporate Governance Committee recommends candidates, including those submitted by shareholders, only if the Nominating and Corporate Governance Committee believes that the candidate’s knowledge, experience and expertise would strengthen our Board of Directors and that the candidate is committed to representing the long-term interests of all of our shareholders. A majority of our Board of Directors must consist of independent directors (as defined by the Nasdaq Stock Market Rules and our Corporate Governance Guidelines).
The Nominating and Corporate Governance Committee assesses a candidate’s independence, background and experience, as well as our Board of Directors’ current needs in terms of director experience, skills and tenure. The Nominating and Corporate Governance Committee recommends appropriate candidates with the goal that our Board of Directors be comprised of qualified individuals with education and experience appropriate to guide the Company in meeting its legal, financial, operational and societal objectives. Individual directors and any person nominated to serve as a director should possess the highest moral integrity and should generally have had significant managerial experience in the form of being a current or former senior executive of a publicly traded or privately held company or similar business experience or training. With respect to incumbent directors selected for re-election, the Nominating and Corporate Governance Committee assesses each director’s contributions, attendance record at Board of Directors and applicable committee meetings and the suitability of continued service. Under our Corporate Governance Guidelines, no person may be considered for board membership if such person is: (i) an employee or director of a company in significant competition with the Company; (ii) an employee or director of a major, or potentially major, customer, supplier, contractor, counselor or consultant of the Company; (iii) a recent employee of the Company (other than a former Chief Executive Officer of the Company); or (iv) an executive officer of a company on whose board an employee of the Company serves.
Below we identify and describe the key experience, qualifications and skills our directors bring to our Board of Directors that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nomination are (in part) included in their individual biographies.
•
Leadership Experience.   We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer and president positions, provide the Company with strategic thinking and multiple perspectives. These people generally possess excellent leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, the methods to promote change and growth and the ways to respond to changes in market conditions.

•
Financial Experience.   We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and auditing are critical to our success and developing shareholder confidence in our reporting processes that are required by the U.S. federal securities laws. Directors with financial experience are critical to ensuring effective oversight of our financial measures and processes; accordingly, we expect all of our directors to be financially literate.
•
Industry Experience.   As a company that relies upon the strength of our brand, we seek directors who are familiar with the restaurant and retail industries, have marketing and retail experience or who have brand-building expertise.

Director Nominees
The nominees for our Board of Directors are: Carl Berquist, Jody Bilney, Stephen Bramlage, David Deno, John Garratt, Michael Goodwin, Cheryl Henry, Gisel Ruiz and Darryl (“Chip”) Wade. Mr. Deno, our President and Chief Executive Officer, is the only nominee who holds a management position with the Company. All other nominees have been determined to be independent under the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. If elected, each nominee would hold office until the 2027 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. If a director nominee becomes unwilling or unable to serve, proxies may be voted for a substitute nominee designated by our Board of Directors. Each of the nominees has consented to being named in this proxy statement and has agreed to serve, if elected. There are no family relationships between any of the nominees or executive officers.
Carl Berquist, age 75, first became one of our directors in January 2019. From 2009 to 2015, Mr. Berquist served as the Executive Vice President and Chief Financial Officer of Marriott International, Inc. (“Marriott”) (Nasdaq: MAR), a position he held from 2009 until his retirement in 2015. Prior to serving as Chief Financial Officer of Marriott, Mr. Berquist was Marriott’s Executive Vice President, Financial Information and Enterprise Risk Management from 2003 until 2009. Mr. Berquist joined Marriott after a 28-year career with Arthur Andersen & Co. (“Arthur Andersen”), for which he served in a variety of leadership roles, including the firm’s Global Real Estate and Hospitality Industry Head. Mr. Berquist’s last position at Arthur Andersen was managing partner of the mid-Atlantic region, which included five offices from Philadelphia, Pennsylvania to Richmond, Virginia. Mr. Berquist previously served on the boards of directors of Hertz Global Holdings, Inc. (NYSE: HTZ) (“Hertz”) and Beacon Roofing Supply, Inc. (Nasdaq: BECN).
Director Qualifications:
•
Leadership Experience — served as the Executive Vice President and Chief Financial Officer of Marriott; former Global Real Estate and Hospitality Industry Head of Arthur Andersen; former Managing Partner of the mid-Atlantic region for Arthur Andersen.

•
Financial Experience — Former Executive Vice President and Chief Financial Officer of Marriott and Managing Partner of the mid-Atlantic region for Arthur Andersen; extensive experience in public accounting; former chair of the Audit Committee for Beacon Roofing Supply, Inc.; former member of Audit, Compensation and Finance Committees for Hertz.

•
Industry Experience — significant knowledge of the hospitality industry as former Executive Vice President and Chief Financial Officer of Marriott, an iconic leader in the hospitality space. Deep knowledge regarding real estate and corporate transactions from his experience at Marriott and as the head of Arthur Andersen’s Global Real Estate and Hospitality Industry practice.

Jody Bilney, age 64, first became one of our directors in September 2022. Ms. Bilney served as a senior executive for a number of public companies, including Humana, Inc. (NYSE: HUM), Bloomin’ Brands, Inc. (NASDAQ: BLMN), Charles Schwab Corporation (NYSE: SCHW) and Verizon Communications, Inc. (NYSE: VZ). At Humana, Inc., she served as the Chief Consumer Officer from 2013 until her retirement in March 2020, where she focused on consumer-driven initiatives for this health insurance provider, including marketing, corporate communications, data analytics, digital and consumer experience across the enterprise. Prior to Humana, from 2006 to 2013, Ms. Bilney served as Executive Vice President and Chief Brand Officer for Bloomin’ Brands, Inc., one of the largest casual dining restaurant companies in the world, where she headed various departments including brand and business strategy, marketing, corporate communications, business development and food and beverage R&D across the enterprise. Prior to Bloomin’ Brands, she held senior executive positions at Charles Schwab and Verizon, including General Management roles leading large lines of business as well as roles at the enterprise level where she led consumer-focused brand-transformation initiatives. From January 2014 to May 2024, Ms. Bilney served on the board of directors of Masonite International Corporation (NYSE: DOOR), a supplier to the residential construction industry, and from April 2021 to October 2024 served as a member of the board of directors of Chuy’s Holdings, Inc. (NASDAQ: CHUY), an operator of value-driven, full-service restaurants. Ms. Bilney is currently a member of the board of directors of Alignment Healthcare, Inc. (NASDAQ: ALHC), a provider of customized health care in the US (since January 2022), and several private companies.
Director Qualifications:
•
Leadership Experience — currently a member of the board of directors of Alignment Healthcare, Inc., and several private companies. Previously served on the boards of directors of Chuy’s Holdings, Inc. and Masonite International Corporation and as a senior executive at Humana, Inc. and Bloomin’ Brands, Inc.

•
Industry Experience — significant knowledge in our industry as a former chief brand officer of Bloomin’ Brands, Inc.

Stephen Bramlage, age 55, first became one of our directors in May 2025. Since May 2020, Mr. Bramlage has served as the Chief Financial Officer of Casey’s General Stores, Inc. (Nasdaq: CASY) (“Casey’s”). Prior to joining Casey’s, Mr. Bramlage served as Executive Vice President and Chief Financial Officer at Aramark (NYSE: ARMK) from April 2015 to April 2020, where he directed finance, M&A, supply chain and procurement, IT and risk management and safety. He previously was employed by Owens-Illinois, Inc. (NYSE: OI) from 2006-2015, serving as Senior Vice President and Chief Financial Officer from 2012-2015. Prior to that, Mr. Bramlage held a variety of financial roles at PPG Industries, Eli-Lilly and EY.
Director Qualifications:
•
Financial Experience — Current Chief Financial Officer of Casey’s; Former Chief Financial Officer of Aramark and Owens-Illinois, Inc.; extensive experience in finance at PPG, Eli Lilly & Company and EY.

•
Industry Experience — significant retail and food services industry knowledge as Chief Financial Officer of Casey’s and former Chief Financial Officer of Aramark.

David Deno, age 69, has served as our President and Chief Executive Officer and as one of our directors since August 2026. Mr. Deno previously served as the Chief Executive Officer of Bloomin’ Brands, Inc. (NASDAQ: BLMN, “Bloomin’ Brands”), a position he held from April 2019 to September 2024. Prior to being named CEO, Mr. Deno served as the Chief Financial and Administrative Officer of Bloomin’ Brands from 2012 to 2019. Mr. Deno joined Bloomin’ Brands from Best Buy where he served as President of Asia and Chief Financial Officer for the International Division from 2009 to 2012. Mr. Deno also spent 15 years in senior-level operations and financial positions at Yum! Brands, Inc. and Pizza Hut (during its ownership by PepsiCo), including serving as the Chief Financial Officer and Chief Operating Officer of Yum! Brands and as CFO of Pizza Hut. He began his career in the restaurant industry at Burger King Corporation. Mr. Deno currently serves on the Board of Directors of Krispy Kreme, Inc., and previously served as a member of the boards of directors of Panera Brands, Bloomin’ Brands and Peet’s Coffee, Inc.
Director Qualifications:
•
Leadership Experience — Mr. Deno has served as President, Chief Executive Officer, and other various leadership roles in the restaurant industry. He has extensive operational experience in leading growth strategies and optimizing global supply chains while at Bloomin’ Brands and financial expertise in managing business analytics and financial reporting while at Yum! Brands.

•
Industry Experience — Mr. Deno has over 30 years of experience in the restaurant and food service industry. He has experience leading public companies as both an executive and board member.

John Garratt, age 57, first became one of our directors in December 2023. Mr. Garratt is the former President and Chief Financial Officer of Dollar General Corporation (NYSE: DG), a leading national retail chain operating over 20,000 stores in 48 states. Mr. Garratt began his tenure with Dollar General Corporation, as Senior Vice President, Finance and Strategy and later served as Executive Vice President and Chief Financial Officer from 2015 to 2022 and ultimately President and Chief Financial Officer from 2022 to 2023. Mr. Garratt retired from Dollar General Corporation as President and Chief Financial Officer in 2023. Prior to joining Dollar General Corporation, Mr. Garratt served in various leadership and financial positions at Yum! Brands (NYSE: YUM), the world’s largest restaurant company, including as Vice President, Finance and Division Controller. Mr. Garratt serves on the board of directors of Papa John’s International, Inc. (Nasdaq: PZZA) and previously served on the board of directors of Humana, Inc. (NYSE: HUM).
Director Qualifications:
•
Financial Experience — Former President, CFO of Dollar General Corporation and Vice President of Finance and Division Controller for Yum! Brands; member of Audit and Compensation Committees for Papa John’s International, Inc. and former member of the Audit Committee for Humana, Inc.

•
Leadership Experience — Mr. Garratt has significant corporate leadership experience and exceptional business and financial acumen. Mr. Garratt has served in various leadership roles, including as Chief Financial Officer, Senior Vice President of Finance and Strategy and Senior Director of Corporate Strategy, across several organizations.

•
Industry Experience — Mr. Garratt has a deep understanding in the restaurant and retail industries, having worked in such industries for over a decade. He brings significant financial expertise, which he developed as the Chief Financial Officer of Dollar General Corporation.

Michael Goodwin, age 66, first became one of our directors in November 2024. Mr. Goodwin has served on the board of directors of Burlington Stores, Inc. (NYSE: BURL), an off-price retailer, since December 2020. Mr. Goodwin most recently served as Senior Vice President of Information Technology and Chief Technology Information Officer of PetSmart, Inc., a specialty provider of pet products and services, from 2014 to January 2023. Prior to that, Mr. Goodwin held several positions of increasing responsibility at Hallmark Cards, Incorporated (“Hallmark”), a manufacturer and publisher of greeting cards and gifts, from 1990 to 2014, ultimately serving as Senior Vice President and Chief Information Officer and Business Enablement, from 2006 to 2014. Prior to Hallmark, Mr. Goodwin served as a Field Artillery Officer in the United States Army, from 1982 to 1990. Mr. Goodwin has served on the boards of directors of Eckerd Connects, a non-profit organization specializing in workforce development and family wrap around services for at risk youth populations, since June 2023, and Telecare Corporation, a provider of behavioral health services, since August 2023, and National Association of Corporate Directors (NACD) Pacific Southwest (PSW) Chapter, the leading U.S. nonprofit organization dedicated to advancing excellence in corporate governance by equipping directors with education, insights, and peer networks to help them govern effectively since July 2026. Mr. Goodwin has also served as a member of the Strategic Council of Plexus Worldwide, LLC, a science-based health and wellness company, since October 2022. Mr. Goodwin earned an M.B.A. from the University of Kansas Graduate School of Business and a B.S. in Computer Science from the United States Military Academy at West Point.
Director Qualifications:
•
Leadership Experience — Mr. Goodwin has extensive executive experience, including having served as (i) Senior Vice President and Chief Information Technology Officer of PetSmart and (ii) Senior Vice President and Chief Information Officer of Technology and Business Enablement of Hallmark. In addition, Mr. Goodwin has served on public and private boards, including as a current director of Burlington Stores, Inc. Mr. Goodwin has received the National Association of Corporate Directors Directorship Certification, Generative AI Tools for Directors Certification and Certificate in Cyber-Risk Oversight.

•
Industry Experience — Mr. Goodwin brings to the Board of Directors more than 30 years of information technology experience in the retail industry, including nearly two decades of C-Suite leadership.

Cheryl Henry, age 52, first became one of our directors in May 2024. Prior to the acquisition by Darden Restaurants, Inc. (NYSE: DRI) (“Darden”) of Ruth’s Hospitality Group, Inc. (Nasdaq: RUTH) (“Ruth’s Hospitality Group”), Ms. Henry served as President, Chief Executive Officer and a member of the

Board of Directors of Ruth’s Hospitality Group from August 2018 until June 2023 and as Chairperson of the Board of Directors from March 2021 until June 2023. Before assuming the role of Chief Executive Officer in 2018, Ms. Henry served in numerous senior leadership roles at Ruth’s Hospitality Group, including Chief Operating Officer, Senior Vice President and Chief Branding Officer, and Chief Business Development Officer. After the acquisition by Darden of Ruth’s Hospitality Group, Ms. Henry served as Brand President for Ruth’s Chris Steakhouse from June 2023 until March 2024. Prior to joining Ruth’s Hospitality Group, Inc. in June of 2007, Ms. Henry served as Chief of Staff for the Mayor of Orlando. Ms. Henry is currently a member of the board of directors of KB Home (NYSE: KBH), a U.S.-based homebuilder (since October 2024), where she currently serves on the nominating and corporate governance committee.
Director Qualifications:
•
Leadership Experience — Ms. Henry has extensive executive experience, including having served as the President and Chief Executive Officer of Ruth’s Chris. During her tenure as Chief Executive Officer, over 150 Ruth’s Chris Steak House restaurants were in operation worldwide.

•
Industry Experience — Ms. Henry has nearly 20 years of experience in the restaurant industry and has a keen sense of consumer behaviors and branding strategy. She gained significant experience in branding, marketing and operations throughout her tenure at Ruth’s Chris.

Gisel Ruiz, age 56, first became one of our directors in September 2020. Ms. Ruiz retired as Executive Vice President and Chief Operating Officer of Sam’s Club, a national chain of membership-only retail warehouse clubs, a role which she held from February 2017 to June 2019. Previously, Ms. Ruiz held a number of senior executive positions within the Walmart Inc. (NYSE: WMT) organization during a career with the company that spanned over 26 years. From 2015 to 2017, Ms. Ruiz was the Executive Vice President of International People for Walmart International. From 2012 until 2014, Ms. Ruiz served as the Executive Vice President and Chief Operating Officer of Walmart US. Ms. Ruiz served as Executive Vice President and Chief People Officer of Walmart US from 2010 until 2012. Since May 2020, Ms. Ruiz has served as a director of Vital Farms, Inc. (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced pasture-raised foods nationwide. Since February 2022, Ms. Ruiz also serves on the board of directors of Ulta Beauty, Inc. (Nasdaq: ULTA), the largest beauty retailer in the United States.
Director Qualifications:
•
Leadership Experience — Former Executive Vice President and Chief Operating Officer of Sam’s Club, Executive Vice President, International People of Walmart International and Executive Vice President and Chief Operating Officer of Walmart US; former member of the board of directors of Walmart de Mexico S.A. de C.V. and Executive Network Partnering Corporation; member of the board of directors of Vital Farms, Inc., and Ulta Beauty, Inc.

•
Industry Experience — over 25 years of experience in the retail industry at Walmart Inc., both in the U.S. and international business segments, from 1992 through February 2017, including executive roles from 2010 to February 2017. Responsible for food operations as Executive Vice President and Chief Operating Officer of Sam’s Club.

Darryl (“Chip”) Wade, age 63, became one of our directors in April 2021. Having served previously as the President and Chief Operating Officer of Union Square Hospitality Group, LLC (USHG) since 2019, Mr. Wade became USHG’s Chief Executive Officer in September 2022. USHG is the parent company of numerous award-winning and acclaimed restaurants such as Union Square Cafe, Gramercy Tavern, and The Modern, as well as a multifaceted catering and events and restaurant consulting business. Mr. Wade joined USHG in 2019 after having served as the EVP of Operations for Red Lobster Seafood Company, a position he held from 2012 to 2018, both while it was owned by Darden Restaurants, Inc. and after its divestiture to Golden Gate Capital. Mr. Wade also served as the Chief Operations Officer for Legal Sea Foods Restaurant Group from 2004 to 2006 and held several senior executive positions at Darden, including Senior Vice President of Smokey Bones BBQ and the Director of Revitalization for Olive Garden Restaurants. Mr. Wade began his career in 1985, as a manager for TGI Friday’s. In 1989, Mr. Wade was promoted to general manager for TGIF in Boston, and spent the first 14 years of his career with TGIF and its parent, Carlson Restaurants Worldwide, including as Executive Director of Human Resources and Executive Director of Non-Traditional Development and Domestic Franchise Sales.

Director Qualifications:
•
Leadership Experience — led or participated in strategic planning processes for four distinctive restaurant brands. CEO of USHG. Former Executive Vice President of Red Lobster, former Chief Operating Officer of Legal Sea Foods, and held other senior positions at Darden.

•
Industry Experience — over 40 years of experience in the restaurant industry, with deep knowledge of the casual dining industry. Responsible for human resources, restaurant development and operations in positions of increasing responsibility at Carlson Restaurants Worldwide, Darden, Red Lobster Seafood Company and USHG.

Director Independence
In accordance with the Nasdaq Stock Market Rules, the Nominating and Corporate Governance Committee has evaluated each of our directors’ independence from the Company and its management based on Nasdaq’s definition of “independence.” In its review of each director’s independence, the Nominating and Corporate Governance Committee reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Nominating and Corporate Governance Committee also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review by the Nominating and Corporate Governance Committee and Nasdaq’s definition of “independence,” the Nominating and Corporate Governance Committee has determined that all of the current members of our Board of Directors, with the exception of Mr. Deno, and all of our director nominees other than Mr. Deno, are independent in accordance with the Nasdaq Stock Market Rules and our Corporate Governance Guidelines, the latter of which are posted on our website at www.crackerbarrel.com.
Communications with our Board
Our Board of Directors provides a process for shareholders to send communications to our Board of Directors. All correspondence addressed to our Board of Directors or to one or more members of our Board of Directors should be sent: via mail, to Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Drive, Lebanon, Tennessee 37087, or via e-mail, to corporate.secretary@crackerbarrel.com, or via fax, to (615) 443-9279, or website communication at investor.crackerbarrel.com.
All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to our Board of Directors as a whole or to any specific member or members of our Board of Directors or whether the correspondence should be presented to our Board of Directors at its next regular meeting. The Corporate Secretary will consult with the Chair of the Nominating and Corporate Governance Committee if there is a question concerning the need for immediate review by our Board of Directors or by any specific member or members of our Board of Directors.
Attendance of Directors at 2025 Annual Meeting of Shareholders
Our Board of Directors has adopted a policy that requires all directors to attend our annual shareholder meeting unless attendance is not feasible owing to unavoidable circumstances. All of the current members of our Board of Directors (other than Mr. Deno who joined our Board of Directors in August 2026) attended our 2025 Annual Meeting, either virtually or in person.
Director Nomination Process
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying and recommending to our Board of Directors all persons to be nominated to serve as a director of the Company. The Nominating and Corporate Governance Committee will consider director candidates timely submitted by our shareholders in accordance with the notice provisions as discussed below under “Shareholder Director Nominees.” The Nominating and Corporate Governance Committee applies the same criteria to the evaluation of shareholder-nominated director candidates as it applies to other director candidates. Our Board of Directors is responsible for nominating the slate of directors for the Annual Meeting, upon the Nominating and Corporate Governance Committee’s recommendation.

All director nominees are current directors. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates that may come to its attention through current members of our Board of Directors, outside advisors, shareholders or other persons. From time to time, the Nominating and Corporate Governance Committee may retain one or more third-party search firms to assist with identifying potential candidates who meet the qualification and experience requirements described above and to compile information regarding each candidate’s qualifications, experience and independence. Any such third-party search firms report directly to the Nominating and Corporate Governance Committee.
Shareholder Director Nominees
The Nominating and Corporate Governance Committee will consider nominees to our Board of Directors recommended by shareholders if shareholders comply with the Company’s advance notice requirements or proxy access provision of the Bylaws. See “SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING” on page 76 of this proxy statement. The Company’s bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the Secretary of the Company. Such notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information, including the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, the number and class of shares held of record by such shareholder, information about derivative securities holdings of such shareholder, any arrangement or understanding pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of the Company’s stock, whether such shareholder has a short interest in any of the Company’s securities, whether such shareholder is entitled to a fee based on the value of the Company’s securities, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate such nominee, a certification that such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of the Company’s securities and such shareholder’s acts or omissions as a shareholder of the Company, and, if applicable, an express agreement to reimburse the Company up to $5 million in accordance with the reimbursement provision of the Bylaws and to guaranty such obligation with such security or bond as our Board of Directors may require. The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate for election to our Board of Directors. Shareholders of the Company who wish to recommend a nominee to our Board of Directors should read carefully the Company’s Bylaws, which are available on the Investor Relations section of our website at www.crackerbarrel.com.
In order to be eligible to be a nominee for election as a director of the Company by a shareholder, such potential nominee must not be subject to the provision in our Bylaws that prohibits the renomination of director candidates who fail to receive a minimum level of shareholder support for up to three years and must deliver to the Secretary of the Company a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on our Board of Directors, and would be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
Shareholder nominations, including proxy access nominations, must be submitted in accordance with the deadlines set forth under the caption “SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING” on page 76 of this proxy statement. Shareholder nominations should be sent to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF OUR BOARD OF DIRECTORS’ NINE (9) NOMINEES FOR DIRECTOR.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our Named Executive Officers (“executive compensation”) as required by Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In light of shareholder approval at the Company’s 2023 Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, our Board of Directors determined to hold an advisory vote on the compensation of the Company’s named executive officers every year. While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, highly values the opinions of our shareholders. We will consider the vote of our shareholders when making compensation decisions for the Named Executive Officers in the future.
We have described the compensation of the Named Executive Officers under the sections “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation Tables and Information” of this proxy statement. We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. We seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage executives to remain with the Company for long and productive careers.
The Compensation Committee reviews on an ongoing basis the compensation programs for the Named Executive Officers to ensure that such programs achieve the desired goals of enhancing the long-term total return to our shareholders and building a better company by implementing compensation programs that reward both company-wide and individual performance, aligning our executives’ interests with those of our shareholders and allowing us to attract and retain talented executives. For additional information regarding our executive compensation, including our 2026 executive compensation decisions, please see “Executive Compensation — Compensation Discussion and Analysis” beginning on page 15 of this proxy statement.
In light of the foregoing considerations, we are asking our shareholders to indicate their approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2026 Summary Compensation Table and the other related tables and disclosure.”
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2027. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1972.
Representatives of Deloitte & Touche LLP have been requested to attend the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions submitted by the applicable deadline.
If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider any failure to ratify the appointment of Deloitte & Touche LLP but in its discretion may still direct the appointment of Deloitte & Touche LLP. Also, if the ratification of the appointment of Deloitte & Touche LLP is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interest and the best interest of our shareholders.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2027.
FEES PAID TO AUDITORS
The following table sets forth certain fees billed to us by Deloitte & Touche LLP in connection with various services provided to us throughout 2026 and 2025.
Service	Aggregate Fees Billed for FY 2026	Aggregate Fees Billed for FY 2025
Audit Fees(1)	$1,239,000	$1,148,500
Audit-Related Fees(2)	$23,775	$136,960
Tax Fees(3)	$166,536	$53,998
All Other Fees(4)	$1,895	$1,895
Total Fees	$1,431,206	$1,341,353

(1)
Represents aggregate fees for professional services rendered for: the audit of our consolidated financial statements contained in our Annual Reports on Form 10-K for 2026 and 2025; review of our condensed consolidated financial statements contained in our Quarterly Reports on Form 10-Q for 2026 and 2025; attestation report related to internal control over financial reporting for 2026 and 2025; additional audit matters unique to specific transactions or events in 2026 and 2025, including financing transactions, investing activities, comfort letters and/or new accounting standards.

(2)
Represents fees related to debt offering and other filings with the SEC.

(3)
Represents fees for the preparation of income tax returns.

(4)
Represents aggregate expenses for licenses to access a financial accounting technical database in 2026 and 2025.

PROPOSAL 4: SHAREHOLDER PROPOSAL
The Company received from The Accountability Board, Inc. (“TAB”) the following shareholder proposal (the “TAB Proposal”) for action at the Annual Meeting.
TAB has indicated that it has continuously held at least $2,000 in market value of the Company’s securities entitled to be voted on the TAB Proposal for at least three years and confirmed its intention to continue to hold those securities through the date of the Annual Meeting. The Company will promptly provide TAB’s address upon a shareholder’s request to the Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.
Shareholder Proposal
The following text of the TAB Proposal and supporting statement appears exactly as received by the Company. All statements contained in the TAB Proposal are the sole responsibility of TAB:
RESOLVED:   Shareholders ask the Board to take all steps necessary to adopt a policy requiring shareholder approval before distributing “blank-check” preferred stock, except for the ordinary business purposes of raising capital or making acquisitions and without an intent to effect a change in voting power.
SUPPORTING STATEMENT:
Cracker Barrel’s governing documents include “blank-check” preferred stock provisions — meaning a class of stock the Board can issue with voting and other rights it sets unilaterally, without shareholder approval.
Shareholders of other companies have recently moved to place guardrails on this authority.
At Bloomin’ Brands, for example, a comparable shareholder proposal received approximately 58% of votes cast in 2026, and one at Wendy’s received over 51%. In fact, if accounting for management’s opposition by excluding shares controlled by officers and directors from the “against” vote, the Wendy’s proposal received over 70% of votes cast.
Such significant support makes sense: Because blank-check preferred stock can be issued with disproportionate voting rights, conversion features, or other terms, unilateral board authority to issue it poses major governance risks. For example, this authority could be used to thwart takeover attempts shareholders may support, or to dilute shareholders’ voting power without their consent.
In fact, when proposing to remove its own blank-check authority, Apple’s Board acknowledged that such authority can enable a board “to frustrate a merger or acquisition transaction that could be viewed favorably by shareholders” and can be “misused.” And in supporting comparable proposals at other companies, Institutional Shareholder Services (ISS) reported that blank-check authority “can be used for entrenchment or other anti-takeover purposes.”
Furthermore, BlackRock says it frequently opposes company proposals requesting authorization of blank-check preferred stock “because they may serve as a transfer of authority from shareholders to the board and as a possible entrenchment device.” And Vanguard Group says its funds generally vote for proposals to create, amend, or issue common or preferred stock — unless such rights “include a blank-check provision” without anti-takeover restrictions.
Finally, as the Council of Institutional Investors’ Policies on Corporate Governance explicitly state, “authorized, unissued preferred shares that have voting rights to be set by the board should not be issued without shareowner approval.”
To be clear, this proposal’s adoption wouldn’t interfere with Cracker Barrel’s existing Shareholder Rights Agreement. Nor would it prevent the Board from raising capital or other ordinary business uses of preferred stock. It would simply require shareholder approval before blank-check shares can be used for matters involving corporate control.

The result would be a modest, common-sense safeguard that promotes transparency, enhances accountability, and bolsters shareholder rights. As ISS has concluded: adopting proposals like this one could “improve board accountability without being unduly burdensome.”
Accordingly, we urge shareholders to vote “FOR” this proposal. Recent votes at other companies demonstrate substantial investor support for these safeguards, and similar support is clearly warranted here.
Company Response to Shareholder Proposal

The Board recommends a vote “AGAINST” the TAB Proposal based on the following considerations:
•
The Company’s well-established history of dissident shareholder activity underscores the importance of preserving the Board of Directors’ authority to issue “blank check” preferred stock to respond promptly and protect shareholder interests.

•
The Board of Directors has preserved this authority with care and full accountability to shareholders, voluntarily seeking shareholder approval for every shareholder rights agreement adopted or extended since 2011; shareholders have ratified the Company’s shareholder rights agreements on the past five consecutive occasions.

•
The Company has faced well-documented, sustained and recurring threats by a dissident shareholder, and our other shareholders have consistently ratified the Company’s shareholder rights agreements that were implemented in response to such threats through the Board of Directors’ use of its authority to issue “blank check” preferred stock.

•
Requiring prior shareholder approval could delay the Board of Directors’ response, allowing a dissident shareholder to rapidly accumulate a controlling position through open-market purchases before a shareholder vote could possibly be convened.

•
The TAB Proposal would weaken shareholder protections by unduly restricting the ability of the Board of Directors to protect shareholders from unfair, abusive and coercive takeover strategies that would deny shareholders an equal opportunity to share in a premium paid for control of the Company.

•
The Board of Directors’ authority to issue “blank check” preferred stock is a current market standard for U.S. public companies. Eliminating this authority would put the Company at a meaningful disadvantage relative to the vast majority of other public companies, potentially making the Company a bigger target for accumulations of control that do not benefit all shareholders by reducing the Board of Directors’ flexibility to use preferred stock to protect shareholder interests and support shareholder value creation initiatives.

•
Given the Company’s demonstrated consistent record of voluntarily seeking shareholder approval in circumstances when “blank check” preferred stock may be utilized, the TAB Proposal is overly prescriptive and could impede legitimate Board action.

The Company’s well-documented history with dissident shareholders makes it necessary for the Board of Directors to retain the authority to issue “blank check” preferred stock to protect all shareholders.
In each case in which the Board of Directors has adopted a shareholder rights agreement, it did so for the purpose of protecting shareholder value from Sardar Biglari and his affiliates (“Biglari”), a dissident (and, to the Company’s knowledge, current) shareholder with a documented history of seeking to obtain control of public companies by accumulating a controlling percentage of their common stock on the open market without paying other shareholders a premium.

The Company first adopted a shareholder rights agreement in September 2011, after Biglari acquired 9.7% of our outstanding common stock and obtained regulatory clearance to acquire up to 49.99%. To protect shareholders against the threat of Biglari acquiring a controlling position through open-market purchases without paying all shareholders an appropriate premium, the Board of Directors adopted a shareholder rights agreement designed to cap Biglari’s ownership at 10% of the Company’s outstanding stock. Consistent with its commitment to seeking direct shareholder oversight of such measures, the Board of Directors gave the agreement a limited term, and the 2011 shareholder rights agreement expired two months later at the annual meeting of shareholders (at which Biglari’s first unsuccessful proxy contest with the Company went to a vote), when shareholders did not approve a three-year extension of that 10% shareholder rights agreement.
The need for these protections was confirmed almost immediately. Following the 2011 annual meeting, Biglari quickly acquired over 16% of the Company’s outstanding common stock through open-market purchases. In light of this continued accumulation of the Company’s common stock, but mindful of shareholder feedback from the previous fall, the Board of Directors adopted a new shareholder rights agreement in April 2012 with a 20% threshold before the agreement would be triggered. Before doing so, the Board of Directors carefully evaluated the consequences of Biglari’s continued acquisitions, including the Board of Directors’ expectation that, if left unchecked, Biglari would accumulate a substantial, and potentially controlling, stake in the Company’s common stock through open-market purchases, diluting the control of all other shareholders without fairly compensating them for such acquisition of control. Like the predecessor shareholder rights agreement, the 2012 shareholder rights agreement had a limited term and would expire if not ratified by shareholders at the 2012 annual meeting. Recognizing the threat posed by the dissident shareholder’s continued accumulation of the Company’s common stock, our shareholders approved the 2012 shareholder rights agreement and extended it for three years.
The Board of Directors believes the Company’s experience since 2012 further demonstrates the continuing need for these protections and the importance of maintaining the Board of Directors’ authority to implement them when necessary. Over those years, Biglari has continued to pose recurring threats to the Company, and, to protect shareholder value, the Board of Directors has responded by adopting successive shareholder rights agreements in 2015, 2018, 2021, and 2024, each with a limited term and subject to shareholder ratification. Shareholders, in turn, have consistently endorsed these measures, ratifying the Company’s shareholder rights agreements five consecutive times. Most recently, at the 2024 annual meeting of shareholders, the current shareholder rights agreement received the approval of approximately 74.4% of votes cast.
The Company’s record reflects both our shareholders’ agreement with the need for the Company’s shareholder rights agreements and also shareholders’ endorsement of the Board of Directors’ prompt action to put and keep these measures in place. This history demonstrates that the Board of Directors has used this authority responsibly, with defined safeguards and meaningful shareholder oversight, while preserving the ability to act quickly when necessary to protect shareholder interests and to prevent dissident shareholders from engaging in abusive, coercive and hostile acquisition strategies.
The current shareholder rights agreement and the Board of Directors’ power to issue “blank check” preferred stock appropriately balance the need for the Board of Directors to act swiftly in the face of coercive threats with preservation of shareholder oversight.
The Board of Directors believes the current shareholder rights agreement reflects the Board’s longstanding practice of seeking shareholder ratification of each successive shareholder rights agreement and appropriately balances the need for the Board of Directors to maintain flexibility and the authority to respond quickly to threats with safeguards against misuse. In other words, the accountability and shareholder oversight underlying the purpose of the TAB Proposal are already features of the Company’s governance practices.
The recurring threats from a dissident shareholder make it necessary for the Board of Directors to preserve its authority to adopt appropriate protective measures that could entail the issuance of “blank check” preferred stock without seeking prior shareholder approval. Accumulations of our outstanding stock by dissident shareholders can develop rapidly through open-market purchases and private transactions. Meanwhile, convening a shareholder vote to authorize a defensive issuance would take weeks or months, during which time a dissident shareholder could obtain effective control without paying all shareholders a fair premium. Requiring the approval of shareholders prior to adopting measures that may include the use of “blank check” preferred stock would deprive the Board of Directors of a critical protection that has been used responsibly and with shareholder approval for over a decade.
The Board of Directors remains committed to keeping transparency, accountability and shareholder interests at the center of the Company’s corporate governance policies and practices. At no point has the Board of Directors deployed its authority to issue “blank check” preferred stock to shift voting power away from shareholders or for any purpose other than the preservation of shareholder value. The Board of Directors has duly abided by the judgment of the Company’s shareholders when they were asked to ratify each of the six shareholder rights agreements that the Board of Directors adopted. Given this history, the Board of Directors believes that the authority to issue “blank check” preferred stock quickly is of critical importance to the Board of Directors’ ability to act decisively to protect shareholder value should such a threat again become imminent.
For the above reasons, the Board of Directors believes that the TAB Proposal, and the adoption of any policy requiring shareholder approval prior to the issuance of “blank check” preferred stock, is not in the best interests of the Company and its shareholders.
Requiring shareholder approval prior to an issuance of “blank check” preferred stock would unnecessarily constrain the Board of Directors’ ability to act in shareholders’ best interests.
The Board of Directors believes it would be detrimental to shareholders to adopt a policy that would create uncertainty around the Company’s ability to administer the existing shareholder-approved rights agreement or to act quickly to adopt future shareholder rights agreements, if necessary and appropriate to protect all shareholders. The Company’s shareholder rights agreement is implemented by declaring a dividend of rights that, if triggered by a hostile acquirer’s accumulation of the triggering amount of Company shares, may entitle the Company’s other shareholders to purchase shares of the Company’s stock, which may under certain circumstances include preferred stock at a discount, thereby diluting a hostile acquirer. The deterrent effect of the Company’s current shareholder rights agreement, and any future shareholder rights agreement, therefore depends on the Board of Directors’ ability to issue “blank check” preferred stock.
Although TAB argues that a preapproval requirement as per the TAB Proposal would not affect the Company’s existing shareholder-approved shareholder rights agreement, the Board of Directors is concerned that a preapproval policy would create confusion around the Company’s ability to issue “blank check” preferred stock if required by the terms of the existing shareholder rights agreement. The adoption of the TAB Proposal would also prevent the Board of Directors from adopting or effectively administering any future shareholder rights agreement on the same terms that shareholders have previously approved, if necessary to protect shareholder interests. A requirement of prior shareholder approval before adopting a shareholder rights plan allowing for the issuance of “blank check” preferred stock would effectively nullify this critical defensive option in the face of abusive takeover tactics.
More fundamentally, the requested policy contains no exception for circumstances in which the Board of Directors, in the discharge of its fiduciary duties, determines that prompt action is necessary to protect all shareholders from a coercive accumulation of shares of our common stock. Approval of the TAB Proposal would therefore replace the case-specific judgment of the Board of Directors and subsequent shareholder oversight with a rigid preapproval requirement.
Even outside of circumstances in which “blank check” preferred stock may be utilized pursuant to a shareholder rights agreement, maintaining the ability to issue “blank check” preferred stock provides the Board of Directors with important flexibility to respond promptly to evolving business conditions and strategic opportunities. While the Board of Directors has no current plans to issue preferred stock, preserving this ability enables the Company to pursue value-enhancing opportunities in a timely manner when appropriate, including through capital raising and strategic partnerships, among other opportunities, to support the Company’s long-term strategy. Further, eliminating this ability would make the Company an outlier among U.S. public companies and industry peers and has the potential to place the Company at a competitive disadvantage to the approximately 94% of Russell 3000 companies that maintain such board authority.

The Board of Directors believes the Company’s unique history with a dissident shareholder, our shareholders’ repeated approval of the Board of Directors’ past uses of its authority to issue “blank check” preferred stock to adopt appropriate, shareholder-approved defensive measures, and the Company’s longstanding governance practices alongside prevailing market standards fully illustrate how a preapproval policy as per the TAB Proposal is unnecessary and has the potential to impair the prompt adoption of such a defensive measure even when critical to defending all shareholders’ interests.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls and has primary oversight responsibility for the Company’s risk management program. The Audit Committee’s functions are described in greater detail on pages 8 – 9 of this proxy statement. Among other things, the Audit Committee recommends to our Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K.
The Audit Committee is comprised of six directors, all of whom are independent as determined in accordance with the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. Each member of the Audit Committee is also independent within the meaning of Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that three of the six members of the Audit Committee, Carl Berquist, Stephen Bramlage, and John Garratt, satisfy the attributes of an audit committee financial expert, as defined by SEC regulations.
In connection with recommending that the Company’s audited financial statements be included in its Annual Report on Form 10-K, the Audit Committee took the following steps:
•
The Audit Committee discussed with the Company’s independent registered public accounting firm their judgment as to the quality, not just the acceptability, of the Company’s accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•
Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

•
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm provided non-audit services to the Company and, if so, whether the provision is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence and assisted the Audit Committee in evaluating that independence. The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•
The Audit Committee reviewed and discussed, with the Company’s management and independent registered public accounting firm, the independent registered public accounting firm reports, the Company’s audited consolidated balance sheets as of July 31, 2026 and August 1, 2025 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period July 31, 2026, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•
The Audit Committee reviewed and discussed CEO and CFO certifications concerning the Company’s Annual Report on Form 10-K.

Based on the discussions with the Company’s independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly reviews, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K.

In order to ensure that the Company’s independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining independence as defined by applicable laws and regulations, the Audit Committee requires that all services provided and fees charged by the independent registered public accounting firm be pre-approved by the Audit Committee. The authority to grant any pre-approval sought by the Audit Committee during the time period between regularly scheduled Audit Committee meetings is delegated to the Chair of the Audit Committee. All of the services described above under the caption “FEES PAID TO AUDITORS” were pre-approved by the Audit Committee.
This report has been submitted by the members of the Audit Committee:
John Garratt, Chair
Carl Berquist
Jody Bilney
Stephen Bramlage
Michael Goodwin
Gisel Ruiz
This Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein.

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
New Business at 2027 Annual Meeting
If you wish to submit a proposal to be included in our proxy statement for our 2027 Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 8, 2027. Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.
The Company’s bylaws also contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination other than a proxy access nomination) at our 2027 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. The Company’s bylaws set forth detailed information that must be submitted with any shareholder proposal. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2027 Annual Meeting (or, if the first public announcement of the date of the 2027 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2027 Annual Meeting is first made by the Company). In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by our Board of Directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with SEC Rule 14a-19, shareholders who intend to solicit proxies in support of proposed nominees other than the proposed nominees set forth by our Board of Directors must provide notice that sets forth the information required by SEC Rule 14a-19 no later than September 20, 2027.
Proxy Access
Our Bylaws contain proxy access provisions that permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our stock continuously for at least three years, to nominate and include in our proxy materials candidates for election as directors. Such shareholder or group may nominate up to 20% of our Board of Directors, provided that the shareholder or group and the nominee(s) satisfy the requirements specified in our Bylaws. In order to be properly brought before our 2027 Annual Meeting, an eligible shareholder’s notice of nomination of a director candidate pursuant to the proxy access provisions of our Bylaws must be received by us no earlier than the close of business on May 9, 2027, and no later than the close of business on June 8, 2027, and comply with the other relevant provisions of our Bylaws pertaining to proxy access nominees.
ANNUAL REPORT AND FINANCIAL INFORMATION
A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Cracker Barrel Old Country Store, Inc., Attention: Investor Relations, 305 Hartmann Drive, Lebanon, Tennessee 37087. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov, or via our website at www.CrackerBarrelShareholders.com.
OTHER BUSINESS
We are not aware of any other matters to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their best judgment.

Appendix A
CRACKER BARREL OLD COUNTRY STORE, INC.
Reconciliation of GAAP-Basis Net Income to Non-GAAP Adjusted EBITDA
(Unaudited and in thousands, except per share amounts)
Adjusted EBITDA
In the accompanying proxy statement, the Company makes reference to its adjusted EBITDA for its 2026, 2025, 2024, 2023 and 2022 fiscal years. For purposes of the Company’s Annual Bonus Plan, the Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to CEO transitions, (ii) expenses associated with the Company’s strategic priorities and initiatives, (iii) corporate restructuring charges, (iv) an employee benefits policy change, (v) expenses related to share-based compensation, (vi) impairment charges, and, for periods prior to fiscal 2025, store closing costs, (vii) goodwill impairment charges, (viii) gain on extinguishment of debt, (ix) expenses associated with proxy contests and proxy contest settlements, (x) gains in connection with sale and leaseback transactions, (xi) losses recognized upon the divestiture of Maple Street Biscuit Company, and (xii) expenses associated with legal settlements. The Company recast its presentation of adjusted EBITDA herein for its 2024, 2023 and 2022 fiscal years to conform with the Company’s definition of adjusted EBITDA under the Company’s Annual Bonus Plan for 2025 and 2026. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.
	Twelve Months Ended 7/29/22	Twelve Months Ended 7/28/23	Twelve Months Ended 8/2/24	Twelve Months Ended 8/1/25	Twelve Months Ended 7/31/26
GAAP Net Income	$131,880	$99,050	$40,930	$46,379	$31,675
Depreciation & amortization	103,568	104,485	111,746	122,238	123,105
Interest expense	9,620	17,006	20,933	20,489	14,379
Tax expense (income tax benefit)	11,503	4,561	(16,744)	(8,653)	(11,102)
EBITDA	256,571	225,102	156,865	180,453	158,057
CEO transition expenses	—	1,101	8,574	—	7,491
Strategic priorities and initiatives	—	—	16,603	7,263	—
Corporate restructuring charge	—	—	1,643	—	8,743
Employee benefit adjustment	—	—	(5,284)	—	—
Share-based compensation, net	8,198	9,045	5,584	11,742	7,477
Impairment and store closing costs	—	13,890	22,942	19,772	30,494
Loss on sale of MSBC	—	—	—	—	27,039
Goodwill impairment	—	—	4,690	—	—
Extinguishment of Debt	—	—	—	(3,186)	—
Proxy contest and settlement expenses	—	3,198	—	8,220	4,554
Legal settlement	—	—	—	3,574	—
Gain on sale leaseback, net	—	—	—	—	(47,421)
Adjusted EBITDA	$264,769	$252,336	$211,617	$227,838	$196,434

A-1

VOTE BY TELEPHONE Please have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you. VOTE BY INTERNET Please have your proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you. VOTE BY MAIL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD TODAY! CRACKER BARREL OLD COUNTRY STORE, INC. Proxy Solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Thursday, November 19, 2026 The shareholder(s) whose signature(s) appear(s) below hereby appoint(s) David Deno, Carl Berquist, and Jennifer Lankford, and each of them, as proxies, with full power of substitution, to vote all shares that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. (the “Company”) to be held via a live webcast at www.cesonlineservices.com/cbrl26_vm on Thursday, November 19, 2026 at 10:00 a.m., Central Time. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The shares will be voted in accordance with your instructions. THE SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR EACH DIRECTOR NOMINEE IN THE ELECTION OF DIRECTORS; TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT THAT ACCOMPANIES THIS NOTICE; TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2027 FISCAL YEAR; AGAINST THE SHAREHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE ANNUAL MEETING; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Signature Date Title or Authority Signature if Held Jointly NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. If submitting your proxy card by mail, please sign and date the card below and fold and detach card at perforation before mailing. c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230 Control Number (Continued and to be marked on the other side) PROXY CARD

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.viewourmaterial.com/CBRL. CRACKER BARREL OLD COUNTRY STORE, INC. PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES: 1. To elect nine (9) directors. NOMINEES: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) Carl Berquist (6) Michael Goodwin (2) Jody Bilney (7) Cheryl Henry (3) Stephen Bramlage (8) Gisel Ruiz (4) David Deno (9) Darryl Wade (5) John Garratt THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3. 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2027 fiscal year. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4. 4. Shareholder proposal regarding "blank-check" preferred stock. FOR AGAINST ABSTAIN Continued and to be signed on the reverse side TO SUBMIT YOUR PROXY CARD BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND
RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.